UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                        , 2016

Dear Stockholder:

        I am pleased to invite you to attend Innoviva, Inc.'s 2016 Annual Meeting of Stockholders, to be held on Wednesday, April 27, 2016 at the Presidio Room, Embassy Suites Hotel, San Francisco Airport—South San Francisco, 250 Gateway Boulevard, South San Francisco, California 94080. The meeting will begin promptly at 2:00 p.m., local time.

        Enclosed are the following:

  •
  our Notice of Annual Meeting of Stockholders and Proxy Statement for 2016;

  •
  our Annual Report on Form 10-K for 2015; and

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  a proxy card with a return envelope to record your vote.

        Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

        On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Michael W. Aguiar President and Chief Executive Officer

951 Gateway Boulevard
South San Francisco, CA 94080

T 650.238.9600 F 650.827.5083
www.inva.com

Innoviva, Inc.
951 Gateway Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 27, 2016

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Innoviva, Inc., a Delaware corporation formerly known as Theravance, Inc. (the "Company"). The meeting will be held on Wednesday, April 27, 2016 at 2:00 p.m., local time, at the Presidio Room, Embassy Suites Hotel, San Francisco Airport—South San Francisco, 250 Gateway Boulevard, South San Francisco, California 94080 for the following purposes:

Proposal 1:	To elect directors to serve for the ensuing year.
Proposal 2:	To approve a non-binding advisory resolution regarding executive compensation.
Proposal 3:
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.
Proposal 4:	To approve an amendment to the Company's Restated Certificate of Incorporation allowing stockholders to remove directors with or without cause (the "Removal Amendment").
Proposal 5:	To approve an amendment to the Company's Restated Certificate of Incorporation to, among other things, remove provisions that are out-of-date, obsolete or inoperative (the "Ancillary Amendment").

        To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is February 29, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

            You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

        If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

By Order of the Board of Directors
Michael W. Aguiar President and Chief Executive Officer

South San Francisco, California
                  , 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held on Wednesday, April 27, 2016:

The proxy statement is available at http://investor.inva.com/proxy.cfm.

Innoviva, Inc.
951 Gateway Boulevard
South San Francisco, California 94080

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement is furnished in connection with solicitation of proxies by our Board of Directors for use at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 27, 2016 at 2:00 p.m., local time, and any postponements or adjournments thereof. The Annual Meeting will be held at the Presidio Room, Embassy Suites Hotel, San Francisco Airport—South San Francisco, 250 Gateway Boulevard, South San Francisco, California 94080. As used in this proxy statement, the terms "Innoviva," "we," "us," and "our" mean Innoviva, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors of Innoviva, Inc. is soliciting your proxy to vote at the Annual Meeting to be held on Wednesday, April 27, 2016 at 2:00 p.m., local time, and any postponements or adjournments thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

        We intend to mail this Proxy Statement and accompanying proxy card on or about                        , 2016 to all stockholders of record entitled to vote at the Annual Meeting.

I thought I was a stockholder of Theravance, Inc., why am I receiving materials for Innoviva, Inc.?

        On January 7, 2016, Theravance, Inc. changed its legal name to "Innoviva, Inc." The name change was effected through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. The merger and resulting name change do not in any way affect the ownership of the Company or otherwise affect the rights or interests of the Company's stockholders or other stakeholders.

What is included in the proxy materials?

        The proxy materials include:

  •
  This Proxy Statement for the Annual Meeting;

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  Our 2015 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2015; and

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  The proxy card.

Can I attend the Annual Meeting?

        You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of February 29, 2016. Admission will begin at 1:30 p.m. local time on the date of the Annual Meeting, and you must present valid picture identification such as a driver's license or passport and, if asked, provide proof of stock ownership as of February 29, 2016. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 2:00 p.m. local time.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on February 29, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 113,851,845 shares of Company Common Stock ("Common Stock") outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

        In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on April 27, 2016 and will be accessible for ten days prior to the meeting at our principal place of business, 951 Gateway Boulevard, South San Francisco, California 94080, between the hours of 9:00 a.m. and 5:00 p.m. local time.

  Stockholder of Record: Shares Registered in Your Name

        If on February 29, 2016 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on February 29, 2016 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, the organization holding your shares cannot vote them for you for the election of directors, nor can they vote them for you on Proposals 2, 4 or 5. We encourage you to provide voting instructions to the brokerage firm, bank, dealer, or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        The following chart sets for the proposals scheduled for a vote at the Annual Meeting, our board of directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposal.

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed

Proposal 1: Elect five directors to serve until the 2017 Annual Meeting of Stockholders.	FOR	Plurality	No

Proposal 2: Approval a non-binding advisory resolution regarding executive compensation.	FOR	Majority Votes Cast	No

Proposal 3: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.	FOR	Majority Votes Cast	Yes

Proposal 4: Approval of an amendment to our Restated Certificate of Incorporation (the "Current Charter") allowing stockholders to remove directors with or without cause (the "Removal Amendment").	FOR	Supermajority of Outstanding Shares	No

Proposal 5: Approval of an amendment to our Current Charter to, among other things, remove provisions that are out-of-date, obsolete or inoperative (the "Ancillary Amendment")	FOR	Supermajority of Outstanding Shares	No

        Plurality means that the nominees for director receiving the greatest number of votes will be elected. Withheld votes and "broker non-votes" will have no effect on the election of a nominee.

        Majority Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes will not be counted "For" or "Against" this proposal and will have no effect on this proposal.

        Supermajority of Outstanding Shares means that a proposal that receives an affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock will be approved. Abstentions and broker non-votes will have the effect of a vote "Against" this proposal.

        Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

        The Removal Amendment and the Ancillary Amendment are collectively referred to herein as the "Charter Amendments."

Why is the Company seeking approval of the Removal Amendment?

        Our Current Charter currently provides that any of our directors, or our entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock. Such a provision was recently ruled by the Delaware Chancery Court to be invalid under Delaware law. Therefore, we are seeking approval of the Removal Amendment as described herein.

Why is the Company seeking approval of the Ancillary Amendment?

        Our Current Charter has been substantially unchanged since the time of our initial public offering in 2004, except for one amendment in 2007. Since that time, there have been certain changes and developments that have made certain provisions of our Current Charter out-of-date, obsolete or inoperative. Accordingly, we are seeking approval of the Ancillary Amendment as described herein.

Are the Charter Amendments conditioned on each other?

        Neither the Removal Amendment nor the Ancillary Amendment is conditioned on the other.

Do stockholders have dissenter's rights of appraisal?

        No. Stockholders do not have dissenters' rights of appraisal as a result of the Charter Amendments.

Do the Charter Amendments have any impact on our business, financial condition or operations?

        We do not believe that the proposed amendments to our Current Charter will have any material impact on our business, financial condition or operations. Accordingly, we do not believe that any financial statements or financial information is material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the either of the amendments and, accordingly, financial information is not included or incorporated by reference in this Proxy Statement.

How do I vote?

        With regard to the election of directors, you may either vote "For" all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy "For" the election of any persons in addition to the five named nominees. For other matters to be voted on, you may vote "For" or "Against" or abstain from voting. We do not have cumulative voting rights for the election of directors. The procedures for voting are explained below.

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote by using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote on the Internet, please follow the instructions provided on your proxy card.

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  To vote by telephone, please follow the instructions provided on your proxy card.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of February 29, 2016.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) "For" the election of all five nominees for director, (ii) "For" approval of the advisory resolution regarding executive compensation, (iii) "For" ratification of Ernst & Young LLP as our independent registered public accounting firm, (iv) "For" the approval of the Removal Amendment and (v) "For" the approval of the Ancillary Amendment. However, with respect to all matters other than (iii) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, bank or other agent, you must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What happens if additional matters are presented at the Annual Meeting?

        If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How are votes counted?

        Votes will be counted by the inspector of elections appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for Proposal 1, 2 and 3, and will have the same effect as an "Against" vote for Proposals 4 and 5.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Each of the proposals other than Proposal 3 are "non-discretionary" and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposals 1, 2, 4 or 5 unless you provide voting instructions to the record holder.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

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  You may submit another properly completed proxy card with a later date.

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  You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 951 Gateway Boulevard, South San Francisco, California 94080.

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  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

        Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the following "non-routine" matters absent direction from you: the election of directors, the advisory resolution regarding executive compensation and the proposals to amend our Restated Certificate of Incorporation. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on February 29, 2016, the record date, are represented at the meeting by stockholders present in person or by proxy. On the record date, there were 113,851,845 shares of Common Stock outstanding and entitled to vote. Thus 56,925,923 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Is my vote confidential?

        Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Innoviva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K we file with the Securities and Exchange Commission ("SEC") within four business days after the end of the Annual Meeting.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Corporate Secretary of the Company on or before                        . If you wish to submit a proposal to be presented at the 2016 Annual Meeting of Stockholders but which will not be included in the Company's proxy materials, your Solicitation Notice, as defined in our Amended and Restated Bylaws ("Bylaws"), must be received by the Corporate Secretary of the Company at Innoviva, Inc., 951 Gateway Boulevard, South San Francisco, CA 94080, Attn: Secretary, no earlier than                         and no later than                        . You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Innoviva's current Bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.inva.com.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six directors. However, as of the Annual Meeting, the size of our Board of Directors will decrease to five directors. The five nominees for election to the Board of Directors at the Annual Meeting, and their ages as of March 31, 2016, their positions and offices held with the Company and certain biographical information are set forth below. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

        Each director to be elected will hold office until the next annual meeting of stockholders, or until the director's death, resignation or removal. All of the nominees listed below are currently directors of the Company. It is our policy to encourage nominees for director to attend the Annual Meeting. Generally we schedule our annual meeting of stockholders on the same day as a meeting of our Board of Directors to facilitate attendance by the director nominees. Two of our directors serving as of our last annual meeting attended the meeting in person.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute director nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected.

NOMINEES

Name	Age	Positions and Offices Held With the Company
Michael W. Aguiar	49	Chief Executive Officer, President and Director
Catherine J. Friedman	55	Director
Paul A. Pepe	57	Director
James L. Tyree	63	Director
William H. Waltrip	78	Chairman

        We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board of Directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

        Michael W. Aguiar was appointed President and Chief Executive Officer of Innoviva, Inc. and became a member of our Board of Directors in August 2014. He joined Innoviva as Senior Vice President and Chief Financial Officer in March 2005. Prior to joining Innoviva, Mr. Aguiar served as Vice President of Finance at Gilead Sciences, Inc., a biopharmaceutical company, since 2002. Prior to Gilead Sciences, Inc., Mr. Aguiar served as Vice President of Finance at Immunex Corporation, a biopharmaceutical company, from 2001 to 2002. From 1995 to 2001, he was with Honeywell International in a variety of positions, including, most recently CFO and Vice President Finance for Honeywell Electronic Materials SBU. Mr. Aguiar earned a B.S. in biology from the University of California, Irvine and an M.B.A. in finance from the University of Michigan. Mr. Aguiar's demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer and as our former Chief Financial Officer contributed to our conclusion that he should serve as a director.

        Catherine J. Friedman has served as a member of our Board of Directors since June 2014. Ms. Friedman has served as an independent consultant serving public and private growth companies since 2006. Prior to that, Ms. Friedman held the position of Managing Director at Morgan Stanley from 1997 to 2006 and Head of West Coast Healthcare and Co-Head of the Biotechnology Practice at Morgan Stanley from 1993 to 2006. Ms. Friedman has served on the Board of Directors of GSV Capital Corp. since 2013 and the Board of Directors of Radius Health since 2015. She is also on the Board of Directors of XenoPort Inc., a publicly traded biopharmaceutical company, and Enteromedics, a publicly traded medical device company, since 2007. Ms. Friedman also joined the Board of Directors of Yahoo! Inc. in 2016. Ms. Friedman is a member of the Board of Trustees for Sacred Heart Schools in Atherton, California and she serves as a Trustee for the Darden School Foundation at the University of Virginia. She has a B.A. from Harvard University and received an M.B.A. from the University of Virginia Darden Graduate School of Business. Ms. Friedman's demonstrated leadership in her field, her knowledge of financial and financing matters and her prior board service contributed to our conclusion that she should serve as a director.

        Paul A. Pepe has served as a member of our Board of Directors since June 2014. He has been a Managing Director in Corporate Finance Advisory at Wells Fargo Securities since 2011. From 2009 to 2011, Mr. Pepe was a Managing Director at Citadel LLC responsible for Equity Capital Markets. Prior to joining Citadel, Mr. Pepe spent nearly 22 years with Bank of America Corporation and Merrill Lynch & Co., most recently as Head of the Americas Corporate Finance Group from 2003 to 2009. During his tenure at Merrill Lynch & Co., he also co-headed the Equity Linked Capital Markets Group (which comprises convertible bond origination and corporate equity derivative coverage) and headed the corporate equity derivative effort at the firm. He began his career at Manufacturers Hanover Trust Company (now part of J.P. Morgan). Mr. Pepe holds a B.S. from Adelphi University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Pepe's demonstrated leadership in his field and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

        James L. Tyree has served a member of our Board of Directors since June 2014. He is the co-founder and managing partner at Tyree and D'Angelo Partners. Since 2000, he held numerous executive positions at Abbott including Corporate Vice President Pharmaceutical and Nutritional Products Group Business Development, Senior Vice President Global Nutrition, and Executive Vice President Global Pharmaceuticals. He retired as Executive Vice President of Abbott Biotechnology Ventures in March, 2012. Prior to joining Abbott, Mr. Tyree was the President of Sugen Inc. Earlier in his career, Mr. Tyree held management positions in Bristol-Myers Squibb, Pfizer, and Abbott. Mr. Tyree is a member of the Advisory Board of the University Of Chicago Graduate School Of Business (Booth). He is past chairman of the Board of Directors of the Illinois Biotechnology Industry Organization. Mr. Tyree is an Independent Director for SonarMed, a privately held developer and manufacturer of critical care respiratory monitoring technologies. Mr. Tyree also serves on the Board of Directors of Genelux and ChemCentryx. Mr. Tyree holds a B.A., a B.S. and an M.B.A. from Indiana University. Mr. Tyree's demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our conclusion that he should serve as a director.

        William H. Waltrip has served as a member of our Board of Directors since April 2000, and as Chairman of the Board of Directors since October 2014. Mr. Waltrip served from 1993 until 2003 as Chairman of the board of directors of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was Chief Executive Officer of that company. From 1995 to 1998 he also served as Chairman of Bausch & Lomb Inc., and during 1996 and 2002 was the company's Chief Executive Officer. From 1991 to 1993 he was Chairman and Chief Executive Officer of Biggers

Brothers, Inc., a food service distribution company, and was a consultant to private industry from 1988 to 1991. From 1985 to 1988 he served as President and Chief Operating Officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been President, Chief Executive Officer and a director of Purolator Courier Corporation. He was previously a member of the board of directors of Charles River Laboratories Corporation and Thomas & Betts Corporation. Mr. Waltrip's demonstrated leadership in his field, his understanding of our industry and his experience as a chief executive officer and chairman of several companies contributed to our conclusion that he should serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

INCUMBENT DIRECTOR NOT STANDING FOR ELECTION

        Terrence C. Kearney has informed the Company that he will not run for re-election in order to devote his full time and efforts to his other commitments. Mr. Kearney's decision to not run for re-election was due to his desire to focus his time on working with companies that are actively developing new product candidates and was not the result of any disagreement with the Company relating to the Company's operations, policies or practices.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the listing standards of The Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Management has reviewed the directors' responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Michael W. Aguiar, our Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. William H. Waltrip presides over these executive sessions. The Board of Directors has an Audit Committee, a Compensation Committee,

a Nominating/Corporate Governance Committee and a Stock Option Committee. The following table provides membership and meeting information for each of the Board committees during 2015:

Director	Audit		Compensation		Nominating/ Corporate Governance		Stock Option
Michael W. Aguiar							X
Catherine J. Friedman	X		X
Terrence C. Kearney(2)	X	(1)	X
Paul A. Pepe	X	*			X	*
James L. Tyree	X	(3)	X	*	X
William H. Waltrip					X
Total meetings in fiscal year 2015	11		7		0	#	0	#

*
Current Committee Chairperson.

#
The committee did not meet in 2015, but acted by written consent during the year.

(1)
Appointed on April 23, 2015.

(2)
Resignation effective as of April 27, 2016.

(3)
Replaced by Mr. Kearney as a member of the Audit Committee effective as of April 23, 2015.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets the applicable rules and regulations regarding "independence" and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

  Audit Committee

        The Audit Committee of the Board of Directors oversees our accounting practices, systems of internal controls, enterprise risk management and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves all audit and permissible non-audit services provided by our independent auditors; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; reviews our overall enterprise risk management framework, consults with management and the independent auditors regarding our policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by us; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with our Policies and Procedures with respect to Related-Person Transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Audit Committee are Catherine J. Friedman, Paul A. Pepe (Chairman) and Terrence C. Kearney. Effective as of Mr. Kearney's resignation as a director prior to the Annual Meeting, James L. Tyree will replace Mr. Kearney on the Audit Committee. The Audit Committee met 11 times during 2015.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that Paul A. Pepe is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Mr. Pepe's level of knowledge and experience based on a number of factors, including his post-graduate education in finance and his more than twenty-five years of employment in financial services.

  Compensation Committee

        The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. Specifically, the committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants stock options and other equity awards; administers our equity incentive plans and similar programs; monitors application of stock ownership guidelines; and administers, concurrently with the Board of Directors, the executive officer recoupment policy. A more detailed description of the committee's functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.inva.com. The current members of the Compensation Committee are Catherine J. Friedman, Terrence C. Kearney and James L. Tyree (Chairman). Effective as of Mr. Kearney's resignation as a director prior to the Annual Meeting, the committee will become a two-member committee, unless the Board determines to appoint another current director of the Company to the committee. All current members of the committee are independent (as independence is defined for board members in the Nasdaq listing standards and as independence is defined for compensation committee members in the Nasdaq listing standards).

        The Compensation Committee met 7 times during 2015. Mr. Aguiar, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the committee's deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

        The Compensation Committee has retained Frederic W. Cook & Co. ("FW Cook") as its independent compensation consultant. FW Cook serves at the pleasure of the committee rather than our management and its fees are approved by the committee. FW Cook provides the committee with data about the compensation paid by our peer group and other employers who compete with us for executives, updates the committee on new developments in areas that fall within the committee's jurisdiction and is available to advise the committee regarding all of its responsibilities. FW Cook also provides data and recommendations concerning the compensation of directors. The committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

        The Compensation Committee, in consultation with FW Cook, reviews and approves the overall strategy for compensating members of the Board of Directors. Specifically, the committee reviews the compensation of the directors and recommends to the Board any changes to the compensation of the directors.

  Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board, assessing the performance of the Board of Directors and advising the Board of Directors on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Nominating/Corporate Governance Committee are Paul A. Pepe (Chairman), James L. Tyree and William H. Waltrip. All current members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee did not meet in 2015, but acted by written consent 1 time during the year.

        Our Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating/Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating/Corporate Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating/Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

        The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by the

Stockholder—Director Communications Policy. Our Stockholder—Director Communications Policy can be found on the corporate governance section of our website at www.inva.com.

  Stock Option Committee

        The Stock Option Committee, of which Michael W. Aguiar is the sole member, may grant equity awards under the 2012 Equity Incentive Plan (the "2012 Incentive Plan") to employees who are not executive officers. During 2015, the Stock Option Committee did not meet, but acted by written consent five times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Catherine J. Friedman, Terrence C. Kearney and James L. Tyree served on the Compensation Committee of the Board of Directors during 2015. None of the members of the Compensation Committee was at any time during the 2015 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

        Mr. Waltrip has served as lead independent director since April 2005 and as Chairman of the Board of Directors since October 2014. As the lead independent director and as Chairman, Mr. Waltrip coordinates the activities of the other independent directors, including coordinating an appropriate schedule of Board of Directors and committee meetings, suggesting agenda topics for meetings of the Board of Directors, coordinating on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the Board of Directors' independent directors, discussing the results of the Chief Executive Officer's performance evaluation with the Chairman of the Compensation Committee and, together with the Compensation Committee Chairman, delivering the results of the evaluation to the Chief Executive Officer, and coordinating with the General Counsel and Corporate Secretary responses to questions and/or concerns from stockholders, employees, or other interested parties.

        Our Board of Directors has determined to separate the roles of Chairman and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while further enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board of Directors, particularly as the Board of Directors' oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman of the Board of Directors is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

RISK OVERSIGHT MANAGEMENT

        The Audit Committee reviews our overall enterprise risk management framework, including our overall risk exposures and our processes around the management and monitoring of such risks, and the allocation of responsibilities for specific risk areas across our management, the Board of Directors and committees of the Board of Directors. The Audit Committee will discuss with our management our major financial, legal, reporting and compliance risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met 12 times during 2015. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which such member was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with the Board of Directors or a particular director should send correspondence to Innoviva, Inc. at 951 Gateway Boulevard, South San Francisco, CA 94080, Attn: Corporate Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company's books and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the number of shares of the Company's Common Stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Stockholder-Director Communications Policy, the Corporate Secretary has been instructed, in his discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Corporate Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the Board or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

        The Company has adopted the Innoviva, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on December 15, 2010, is available on the corporate governance section of our website at www.inva.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

2015 DIRECTOR COMPENSATION

        Our non-employee directors receive both cash and equity compensation for services provided as a director. Equity compensation is structured as periodic automatic grants under a program implemented under our 2012 Equity Incentive Plan, which are non-discretionary.

        Cash Compensation.    Each member of our Board who is not an employee is paid the following retainers for Board and committee service:

  •
  $50,000 annual retainer for service as a member of our Board;

  •
  An additional $25,000 annual retainer for service as the lead independent director of our Board;

  •
  An additional $50,000 annual retainer for service as the chairman of our Board;

  •
  $10,000 annual retainer for service as a member of our Audit Committee;

  •
  An additional $15,000 annual retainer for service as the chairperson of our Audit Committee;

  •
  $10,000 annual retainer for service as a member of our Compensation Committee;

  •
  An additional $12,500 annual retainer for service as the chairperson of our Compensation Committee;

  •
  $5,000 annual retainer for service as a member of our Nominating/Corporate Governance Committee; and

  •
  An additional $7,500 annual retainer for service as the chairperson of our Nominating/Corporate Governance Committee.

        The members of our Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        Equity Compensation.    Our non-employee directors receive the following initial equity awards upon joining our Board and annual equity awards in connection with each annual meeting of stockholders:

  •
  Annual Equity Awards—Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who will continue to serve as a member of the Board is automatically granted a restricted stock unit ("RSU") award covering a number of shares of our Common Stock equal to $250,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. Each annual RSU award vests on the sooner of the next annual stockholder meeting or the one year anniversary of the date of grant, subject to the director's continuous service through such date.

  •
  Initial Equity Awards—On the date of joining our Board, each new non-employee director is automatically granted a one-time initial RSU award covering a number of shares of our Common Stock equal to $250,000 divided by the closing price of a share of our common stock on the date of grant, rounded down to the nearest whole share. This initial RSU award vests in two equal annual installments over the director's first two years of service. In addition, the new non-employee director also receives the annual equity award described above (if joining on the date of our annual meeting of stockholders) or a pro-rated annual equity award (if joining on any other date) that vests on the sooner of the next annual stockholder meeting or the one-year anniversary of the date of grant. The size of each pro-rated annual equity award is based on the number of whole months remaining until the anniversary of the prior year's stockholders' meeting.

        All RSU awards granted to our non-employee directors pursuant to the automatic grant program will vest in full if the Company is subject to a change in control or the Board member dies while in service and will be settled in shares of our Common Stock on the vesting date. Additionally, all RSU awards granted to our non-employee directors pursuant to the automatic grant program carry dividend equivalent rights to be credited with an amount equal to all cash dividends paid on the underlying shares of our Common Stock while unvested, which are paid in cash upon vesting.

        In addition to the automatic RSUs described above, directors are also eligible to receive other equity awards under our 2012 Equity Incentive Plan.

2015 Director Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2015, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(h)
Catherine J. Friedman	70,000	249,984	319,984
Terrence C. Kearney	67,500	249,984	317,484
Paul A. Pepe	80,000	249,984	329,984
James L. Tyree	80,000	249,984	329,984
William H. Waltrip	112,500	249,984	362,484

(1)
Includes the annual retainers paid to each director.

(2)
The amounts in these columns represent the aggregate grant date fair value of stock awards granted to the director during 2015 computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 24, 2016 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(3)
As of December 31, 2015, the directors held outstanding RSUs under which the following number of shares of our Common Stock are issuable: Ms. Friedman (30,745); Mr. Kearney (21,661); Mr. Pepe (30,745); Mr. Tyree (30,745); and Mr. Waltrip (36,705).

(4)
As of December 31, 2015, the following directors held outstanding options to purchase the following number of shares of our Common Stock: Ms. Friedman (15,170); Mr. Pepe (15,170); Mr. Tyree (15,170); and Mr. Waltrip (80,787).

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

        In July 2010 the Board adopted stock ownership guidelines for non-employee directors. Pursuant to these guidelines, beginning on the later of July 20, 2015 or after five years of service, non-employee directors are expected to hold shares of our Common Stock (including RSUs, and whether or not vested) with a value equal to at least three times their annual base cash retainer. All non-employee directors with at least one year of service on our Board own sufficient shares of our Common Stock or unvested RSUs to satisfy the stock ownership guidelines.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a "Say On Pay" proposal.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the "Compensation of Named Executive Officers" section of this Proxy Statement, beginning on page 23, including the "Compensation Discussion and Analysis" and the related tables and narrative, 2015 was a productive and exciting year for Innoviva, as it generated its first quarterly profit in the fourth quarter of 2015. While the spin-off of our drug discovery and development business into a separate publicly-traded company in June 2014 had a greater impact on our business and senior management team in 2014, there remained some impact on our executive compensation policies and decisions in 2015. While our business fundamentally changed from that of a biopharmaceutical development company to that of a biopharmaceutical royalty management company with a goal of providing capital returns to stockholders, the primary goals of our compensation programs have been and continue to be to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees' long-term interests with those of our stockholders.

        In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote on the following resolution:

        RESOLVED, that the Company's stockholders approve the compensation of the Company's named executive officers as disclosed in the 2015 Summary Compensation Table and the accompanying tables and narrative, including "Compensation Discussion and Analysis."

        This Say On Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2015	2014
	(in thousands)
Audit Fees(1)(2)	$737	$899
Tax Fees(3)	$389	376
All Other Fees	—	—

Total Fees	$1,126	$1,275

(1)
For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2015 and 2014 and the audit of internal control over financial reporting as of December 31, 2015 and 2014. For the years ended December 31, 2015 and 2014, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, fees for services associated with our registration statements, and accounting consultations.

(2)
Audit fees for the year ended December 31, 2015 include the audits associated with the royalties earned from the collaboration arrangement with GlaxoSmithKline for the years ended December 31, 2014 and 2013. Audit fees for the year ended December 31, 2014 include audits in connection with the Spin-Off of Theravance Biopharma, Inc. in 2014.

(3)
Tax fees include tax advisory and tax planning services.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF REMOVAL AMENDMENT

Background

        Article VI of our Restated Certificate of Incorporation (the "Current Charter") currently provides that any of our directors, or our entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of our capital stock.

        On December 21, 2015, the Delaware Chancery Court issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, which permitted the removal of VAALCO's directors by its stockholders only for cause. The Chancery Court held that, in the absence of a classified board or cumulative voting, VAALCO's "only for cause" director removal provisions conflict with Section 141(k) of the Delaware General Corporation Law and are therefore invalid.

        Following a review of the VAALCO decision and consistent with Section 141(k) of the Delaware General Corporation Law, our Board of Directors held a special meeting on January 15, 2016 at which it (i) approved an amendment to Section 3.11 of our Amended and Restated Bylaws and (ii) declared advisable an amendment to the second paragraph of Article VI of our Current Charter to remove the words "for cause" so that any of our directors may be removed, with or without cause. At such meeting, the Board of Directors directed that the amendment to our Current Charter be proposed at the Annual Meeting and that the Company would not enforce the "only for-cause" director removal provision.

Proposal

        The Board of Directors recommends that the stockholders approve an amendment to the second paragraph of Article VI of our Current Charter to remove the words "for cause" so that any of the Company's directors may be removed with or without cause.

        The amended language would read as follows:

    "Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, maybe removed from office at any time, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

        If approved by the requisite vote of the stockholders described below, our Current Charter will be amended as set forth in the second paragraph of Article VI in Exhibit A to this Proxy Statement.

        A vote in favor of the Removal Amendment will also be deemed to constitute approval of the filing of a Restated Certificate of Incorporation (a "Restated Charter") enacting the Removal Amendment, along with the Ancillary Amendment, if approved. All prior amendments to the Current Charter would also be integrated into the Restated Charter.

Vote Required

        The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our Common Stock as of the record date is required to approve of the Removal Amendment. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as an "Against" vote.

Other Matters

        If the Removal Amendment is approved by the requisite vote of stockholders, it is expected that the Company will promptly file a Restated Charter, which will include the amendment contemplated by this Proposal 4 (and the amendments contemplated by Proposal 5, the Ancillary Amendment, if adopted by stockholders) with the Secretary of State of the State of Delaware.

        After due consideration, the Board of Directors has concluded that it is in the best interests of Innoviva's stockholders to adopt the Removal Amendment.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE ANCILLARY AMENDMENT

Background and Reasons for Amendment

        Our Current Charter has been substantially unchanged since the time of our initial public offering in 2004, except for one amendment in 2007. Since that time, there have been certain changes and developments that have made certain provisions of our Current Charter out-of-date, obsolete or inoperative.

        For instance, Article IV, Section C, Part 4 of our Current Charter includes provisions relating to a put/call option which expired unexercised in 2007. In addition, at the time of our initial public offering we had two classes of Common Stock, Class A Common Stock and Common Stock. However, in July 2011, all then outstanding shares of Class A Common Stock were converted by the holders thereof into shares our Common Stock. As of such date, there have been no shares of Class A Common Stock outstanding and the Company has no intention of issuing any shares of such class.

        Accordingly, we are proposing to make the Ancillary Amendment, which includes the changes and updates described below. On March 9, 2016, the Board of Directors approved, declared advisable and is recommending that the stockholders vote in favor of the Ancillary Amendment.

Proposal

        Exhibit A to this Proxy Statement shows the proposed changes to be implemented by the Ancillary Amendment. Stockholders are urged to carefully read Exhibit A.

        The Ancillary Amendment will amend the following provisions in the Current Charter, as indicated on Exhibit A:

  (1)
  Article IV.A. will be amended to delete all references to "Class A Common Stock," to remove the designation of 30,000,000 shares as Class A Common Stock and to reduce the total number of shares that the Company is authorized to issue by 30,000,000 from 230,230,000 to 200,230,000.

  (2)
  Article IV.B. will be amended to delete all references to "Class A Common Stock."

  (3)
  Article IV.C. will be amended to delete all references to "Class A Common Stock."

  (4)
  Article IV.C.1. will be amended to delete the last two sentences.

  (5)
  Article VI.C.3. will be amended to clarify that each holder of Common Stock shall have the right to one vote for each such share and to delete reference to Section C.10 of Article IV.

  (6)
  Article IV.C.4. will be deleted in its entirety and replaced with the following sentence: "The Common Stock is not redeemable."

  (7)
  Articles IV.C.5-12 will be deleted in their entirety.

  (8)
  Article IX will be amended to delete the proviso at the end of the first sentence in such Article IX.

  (9)
  Article X will be amended to (i) delete all references to the put/call option, including romanette "(i)" and (ii) to add the following sentence as the revised romanette "(ii)": "GSK or companies which, following the completion of the Transaction, are controlled by, control or are under common control with GSK (excluding the corporation and any company that is controlled by the corporation) (the "GSK Group")."

        A vote in favor of the Ancillary Amendment will also be deemed to constitute approval of the filing of a Restated Charter enacting the Ancillary Amendment, along with the Removal Amendment, if approved. All prior amendments to the Current Charter would also be integrated into the Restated Charter.

Vote Required

        The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our Common Stock as of the record date is required to approve Proposal 5. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as an "Against" vote.

Other Matters

        If Proposal 5 is approved by the requisite vote of stockholders, it is expected that the Company will promptly file a Restated Charter, which will include the amendment contemplated by Proposal 5 (and the amendment contemplated by Proposal 4, if adopted by stockholders) with the Secretary of State of the State of Delaware.

        After due consideration, the Board of Directors has concluded that it is in the best interests of Innoviva's stockholders to adopt the Ancillary Amendment.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

REPORT OF THE AUDIT COMMITTEE(1)

        The Audit Committee of the Board of Directors consists of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Paul A. Pepe is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its Charter, which the Board adopted and which the Audit Committee reviews on an annual basis.

        Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of our internal control over financial reporting as of the end of the fiscal year.

        The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "10-K").

        The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the Securities and Exchange Commission.

        Submitted by the following members of the Audit Committee:

Paul A. Pepe, Chairman Catherine J. Friedman Terrence C. Kearney

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of February 29, 2016 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 113,851,845 shares of Common Stock outstanding as of February 29, 2016. Options to purchase shares of our Common Stock that are exercisable within 60 days of February 29, 2016 and restricted stock units ("RSUs") that may be settled on or within 60 days of February 29, 2016 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
GlaxoSmithKline plc(2) 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom	32,005,260	28.1%
Baupost Group, L.L.C.(3) 10 St. James Ave, Suite 1700 Boston, MA 02116	22,255,543	19.5%
FMR LLC(4) 245 Summer Street Boston, MA 02210	17,613,872	15.5%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	5,956,080	5.2%
Iridian Asset Management(6) 276 Post Road West Westport, CT 06880	14,210,256	12.5%
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10022	7,038,451	6.2%

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
Named Executive Officers and Directors
William Waltrip(8)	165,323	*
Michael W. Aguiar(9)	793,109	*
Cathy Friedman(10)	34,988	*
Terrence C. Kearney(11)	29,372	*
Paul A. Pepe(12)	34,988	*
James L. Tyree(13)	32,550	*
Eric d'Esparbes(14)	243,056	*
Michael Faerm(15)	172,414	*
George Abercrombie(16)	216,011	*
Theodore Witek(17)	69,136	*
All current executive officers and directors as a group (10 persons)(18)	1,790,947	1.6%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Innoviva, Inc., 951 Gateway Boulevard, South San Francisco, California 94080.

(2)
Based on a Form 4 filed with the Securities and Exchange Commission on August 7, 2015. Shares are held of record by Glaxo Group Limited ("GGL"), a limited liability company organized under the laws of England and Wales and a wholly-owned subsidiary of GlaxoSmithKline plc ("GSK"), an English public limited company.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2016. The Baupost Group, L.L.C. ("Baupost") is a registered investment adviser. SAK Corporation is the Manager of Baupost. Seth A. Klarman, as the sole director and sole officer of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.

(4)
The various individuals, funds and entities that are deemed to be the beneficial owners of these shares, and the individuals, funds and entities having sole and shared voting power over these shares, are set forth in the Schedule 13G/A filed on February 12, 2016 and on which the information reported herein is based.

(5)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2016. Iridian Asset Management ("Iridian") has direct beneficial ownership of the shares of Common Stock in the accounts for which it serves as the investment adviser under its investment management agreements. Various individuals may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of Common Stock and disclaim beneficial ownership of such shares.

(7)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 22, 2016.

(8)
Includes: (i) 64,474 shares subject to stock options exercisable within 60 days of February 29, 2016 and (ii) 13,950 shares subject to RSUs that will settle within 60 days of February 29, 2016.

(9)
Includes: (i) 88,502 shares subject to stock options exercisable within 60 days of February 29, 2016 and (ii) 538,172 restricted shares subject to performance-based and time-based vesting.

(10)
Includes: (i) 14,538 shares subject to stock options exercisable within 60 days of February 29, 2016 and (ii) 15,575 shares subject to RSUs that will settle within 60 days of February 29, 2016.

(11)
Includes: 13,950 shares subject to RSUs that will settle within 60 days of February 29, 2016.

(12)
Includes: (i) 14,538 shares subject to stock options exercisable within 60 days of February 29, 2016 and (ii) 15,575 shares subject to RSUs that will settle within 60 days of February 29, 2016.

(13)
Includes: (i) 14,538 shares subject to stock options exercisable within 60 days of February 29, 2016 and (ii) 15,575 shares subject to RSUs that will settle within 60 days of February 29, 2016.

(14)
Includes: 213,912 restricted shares subject to performance-based and time-based vesting.

(15)
Includes: 172,414 restricted shares subject to performance-based and time-based vesting.

(16)
Includes: (i) 154,620 restricted shares subject to performance-based and time-based vesting and (ii) 45,833 shares subject to stock options exercisable within 60 days of February 29, 2016

(17)
Includes: 54,688 shares subject to stock options exercisable within 60 days of February 29, 2016.

(18)
Includes an aggregate of 297,111 shares subject to options exercisable within 60 days of February 29, 2016, 74,625 shares subject to RSUs that will settle within 60 days of February 29, 2016 and 1,079,118 restricted shares subject to performance-based and time-based vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        We believe that during the fiscal year ended December 31, 2015, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were required.

COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.

        For 2015, our "named executive officers" include:

  •
  Michael W. Aguiar, our President and Chief Executive Officer,

  •
  Eric d'Esparbes, our Senior Vice President and Chief Financial Officer,

  •
  George B. Abercrombie, our Senior Vice President, Chief Commercial Officer,

  •
  Michael E. Faerm, our Senior Vice President and Chief Business Officer, and

  •
  Theodore J. Witek, Jr., our Senior Vice President, Chief Scientific Officer.

Executive Summary

        Important to an understanding of our executive compensation policies and decisions in 2015 and this Compensation Discussion and Analysis is the fact that we successfully separated our drug discovery and development business into a separate publicly traded company in June 2014 through a spin-off of Theravance Biopharma, Inc. (the "Spin-Off"). While the Spin-Off had a greater impact on our business and senior management team in 2014, there remained some impact into 2015.

2015 Performance Highlights

        2015 was a productive and exciting year for Innoviva, notably the fourth quarter in which the Company generated its first quarterly profit since its creation. Additional highlights included the following:

  •
  Royalty revenues from sales of RELVAR™/BREO™ ELLIPTA™ and ANORO™ ELLIPTA™, both of which were developed pursuant to the agreements with GSK prior to the Spin-Off, grew to $66.9 million in 2015, up 363% compared to 2014,

  •
  In April, BREO® ELLIPTA® was approved by the United States Food and Drug Administration for the once-daily treatment of asthma in patients aged 18 years and older,

  •
  As of December 31, 2015, RELVARTM/BREOTM ELLIPTATM has been launched in 45 countries and ANOROTM ELLIPTATM has been launched in 38 countries,

  •
  Commencement of a $150 million share repurchase program in October through a combination of a "modified Dutch auction" tender offer (completed in December 2015) and open market purchases, and

  •
  Capital returns to shareholders, including share repurchases and dividends, totaled $113.5 million.

2015 Executive Compensation Overview

  •
  Mr. Aguiar's total target compensation for 2015 (including base salary, target bonus opportunity and equity grant value) were below the median of other CEOs in the Company's peer groups discussed below.

  •
  Mr. Aguiar's total compensation (determined pursuant to SEC rules and reported in the 2015 Summary Compensation Table) was 21% lower in 2015 than it was in 2014. His lower 2015 compensation level reflects a more typical steady-state compensation rate following the year in which the Spin-Off occurred and Mr. Aguiar was promoted to CEO when both the equity award granted to Mr. Aguiar in connection with his promotion to CEO and the accounting value associated with the modification of Mr. Aguiar's historical equity compensation in connection with the Spin-Off were included in his total compensation.

  •
  The annual bonuses for our named executive officers were approximately 95% of target, pro-rated as due to partial year employment, and reflect above-target performance by the Company against its operating goals, plus a discretionary reduction in bonus related to the Company's stock performance in 2015 (which was below that of similar companies) and the Compensation Committee's assessment of each officer's individual performance.

  •
  2015 compensation decisions were related to rebuilding the Company's compensation strategy and incentive programs following the Spin-Off and transition from a biopharmaceutical drug development company to a biopharmaceutical royalty management company. 2015 compensation decisions should be evaluated in the context of a mostly new Board, entirely new Compensation Committee membership (when compared to the pre-Spin-Off Compensation Committee), new officers and new roles for ongoing officers. For example, 2015 executive officer equity awards were subject only to time-based vesting, while approximately one-third of 2016 executive officer equity awards (calculated based on the target number of shares granted) are subject to performance contingent vesting based on total shareholder return and reflecting the continued evolution of the new compensation program and incentive design.

Corporate Governance Policies

        We have the following corporate governance policies that complement our executive compensation program:

        Our Stock Ownership Guidelines require each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically six times salary for the CEO and two times salary for the other executive officers. Officers have until 2017 (five years from the adoption of the guidelines) or, if later, five years from commencement of service as an executive officer, to achieve compliance with the guidelines. Thereafter, compliance will be measured annually.

        Our Recoupment Policy permits the Company to recoup a portion of executive officers' cash bonuses in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, to the extent that the bonus is earned based on financial metrics that are the subject of the restatement.

Compensation Philosophy and Objectives

        The primary goal of our executive compensation program has and continues to be to maintain a compensation program that fairly compensates employees, allows us to attract and retain highly qualified employees, motivates the performance of employees towards clearly defined corporate goals, rewards goal achievement and aligns employees' long-term interests with those of our stockholders.

        Following the Spin-Off in 2014 and the resulting transformation in our business, our philosophy has been to transition from a pay model established for a research and development driven company to one better suited for a biopharmaceutical royalty management company. We believe the skills and experience required to be successful include not only those of a biopharmaceutical company but also significant experience maximizing the value of long-lived financial assets. Our Compensation Committee continues to evaluate our executive compensation practices in light of our new business model and the needs of our business. When making post-Spin-Off compensation decisions, our Compensation Committee has reviewed peer group data, but did not target any particular level of compensation.

Instead our Compensation Committee applied its discretion and business judgment in making individual compensation decisions.

Compensation Committee

        The Compensation Committee of our board of directors is comprised of three non-employee members of the board of directors. The Compensation Committee's basic responsibility is to review the performance of our management in achieving corporate objectives and to assure that the named executive officers as well as other members of senior management are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. The CEO, as the manager of the executive team, assesses the executives' contributions to the corporate goals and makes a recommendation to the Compensation Committee with respect to any merit increase in salary, cash bonus (based on the 2015 cash bonus pool for all employees determined by the Compensation Committee) and annual replenishment equity award for each member of the executive team, other than himself. The Compensation Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The Compensation Committee also conducts a similar evaluation of the CEO's contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award for him.

2015 Vote on Executive Compensation

        At our 2015 annual stockholders' meeting, over 99% of our stockholders voted "for" a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. Our Compensation Committee reviewed the results of the 2015 advisory vote and concluded that no revisions were necessary to our named executive officer compensation program or philosophy. The 2015 named executive officer compensation program was therefore designed using the same principles and incentive guidelines as the 2014 program. In making this determination, the Compensation Committee was influenced by the high level of stockholder support (which it viewed as a confirmation of the Company's compensation philosophy) and discussions with certain stockholders during the 2015 proxy season.

Compensation Consultant

        The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority and as described in the "Compensation Committee" section beginning on page 10, the Compensation Committee confers from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. ("FW Cook"). FW Cook is retained by and reports directly to the Compensation Committee and its role is to assist and advise the Compensation Committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the Compensation Committee and with the advance knowledge and approval of the Chairman of the Compensation Committee. The Compensation Committee has the sole authority to retain and dismiss its outside compensation consultants.

Peer Group

        In making compensation decisions, our Compensation Committee refers to comparative compensation data from a group of peer companies. Our peer group was revised in 2014 following the Spin-Off (the "Post-Spin-Off Peer Group"). The Post-Spin-Off Peer Group was utilized for compensation decisions following the Spin-Off and into 2015. Finding similar peer companies is challenging due to our unique business model with very few direct, publicly-traded biopharmaceutical royalty management peers. As a result, our Post-Spin-Off Peer Group consisted of two biopharmaceutical royalty management companies as well as biopharmaceutical companies with similar market capitalizations to us (based on May 31, 2014 data available at the time the peer group was re-evaluated) which we believe approximated the skill sets required to be successful in this business. Our Compensation Committee also referred to compensation data from a group of royalty management companies in a range of industries, although for the most part we found that these companies were not comparable to Innoviva due to differences in industry and size. The Post-Spin-Off Peer Group consisted of the following companies:

Primary Peer Group—Biotech and Biotech Royalty Companies	Supplemental Peer Group—Royalty Companies
Alkermes	Acacia Research
Arena Pharmaceuticals	Furiex Pharmaceuticals*
ARIAD Pharmaceuticals	Iconix Brand Grp
Incyte Corporation	Ligand Pharmaceuticals*
Intermune	PDL BioPharma*
ISIS Pharmaceuticals	Royal Gold
Ligand Pharmaceuticals*	Universal Display
Medicines Company
Medivation Nektar Therapeutics NPS PDL BioPharma* Pharmacyclics Salix Pharmaceuticals Seattle Genetics	* Indicates biotech royalty management peer. Furiex was not included in the primary peer group due to its small size and has since been acquired.

*
Indicates biotech royalty management peer

        In July 2015 our peer group was further revised (the "July 2015 Peer Group") and the supplemental royalty management peer group was eliminated because it did not reflect the Company's labor market which is specific to life sciences. The July 2015 Peer Group was referenced for 2016 compensation decisions. The July 2015 Peer Group criteria focused on companies with a commercial drug, market capitalizations between 0.5 - 2.5 times Innoviva's at the time the peers were chosen (range of about $600 million to $5 billion in light of the Company's $2.1 billion market capitalization at the time), limited or no sales force and an emphasis on companies without compounds in phase 3 of research and development. In selecting peer companies, market capitalization was emphasized since it directly effects equity compensation values and is the relevant metric in terms of shareholder value managed by the executive team on behalf of shareholder. The Company's market capitalization at the time the July 2015 Peer Group was chosen was approximately $2.1 billion and the median of the July 2015 Peer Group was also about $2 billion, so size was viewed as similar. The July 2015 Peer Group consists of the following companies:

AMAG	Anacor
Arena Pharmaceuticals	ARIAD Pharmaceuticals
Dyax	Halozyme
Immunogen	Insys
Ironwood	Ligand Pharmaceuticals
Mannkind	Momenta
Nektar Therapeutics	Orexigen
Pacira	PDL BioPharma

        Additionally, in making compensation decisions, we supplemented the peer data with survey data from a life sciences survey, which includes information for biotech companies with fewer than 150 employees.

        When making compensation decisions, the Compensation Committee does not target a particular percentile of the peer group data. The actual 2015 compensation of our named executive officers varied, in some cases it was above the median of the Post-Spin-Off Peer Group and the July 2015 Peer Group, and in other cases it was below the median. Our CEO's 2015 total target compensation (consisting of base salary, target bonus and annual equity award) was below the median relative to both the Post-Spin-Off Peer Group and the July 2015 Peer Group data referenced for context by the Compensation Committee.

Principal Elements of Compensation

Base Salaries

        Base salaries are set to reflect compensation commensurate with the individual's current position and work experience. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other named executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation. In making base salary decisions our Compensation Committee reviews market data, however that data provides only a reference point for the Compensation Committee. For example, at the time Mr. Aguiar's 2015 base salary was set, our Compensation Committee referenced the Post-Spin-Off Peer Group data for 2015 and set Mr. Aguiar's base salary below the median reflecting experience as a new CEO. The resulting base salary was below the 25th percentile of the Post-Spin-Off Peer Group, while it is above the median of the July 2015 Peer Group.

        We review base salaries for our named executive officers annually, generally in the first quarter of each year. In 2015 and in prior years, we determined a target percentage for annual merit increases based in part on Life Sciences survey data predicting expected competitive salary increase budgets. The CEO proposes salary adjustments to the Compensation Committee (other than for himself) based on any changes in market salaries, individual performance and/or changes in job duties and responsibilities. The Compensation Committee then determines any salary adjustment applicable to each of the named executive officers. For 2015, Mr. Aguiar recommended a Company-wide merit pool of 3.5% for all employees other than himself, pro-rated for employees with only a partial year of service in the previous year. Our Compensation Committee adopted Mr. Aguiar's recommendation and approved the following merit increases for each of our named executive officers other than Mr. Aguiar (each officer's merit increase was pro-rated based on their 2014 start dates): Mr. d'Esparbes: 1.2%; Mr. Abercrombie: 2.3%; and Mr. Witek: 2.0%. Our Compensation Committee also approved a 3.5% merit increase in Mr. Aguiar's base salary from $700,000 to $724,500.

        Mr. Faerm's initial base salary was negotiated at the time of his hire in 2015 and was set at $415,000.

Annual Cash Incentive Compensation

        Our named executive officers are eligible for annual cash incentives under a company-wide bonus program. Annual cash incentives for our named executive officers are designed to reward the achievement of key corporate goals for the year, which we believe in turn should increase stockholder value over time. The annual cash incentive awards for our named executive officers are based on our achievement of specific performance goals over which we have direct control or significant influence and that are established at the beginning of the fiscal year.

        At the end of the year, our Compensation Committee reviews the Company's performance against the goals and determines the overall level of achievement, which determines the size of the Company's bonus pool for all employees. Shortly thereafter, the Compensation Committee determines individual bonus amounts for the named executive officers. In making both of these determinations, the Compensation Committee considers a briefing from the Company's CEO on Company-wide performance against goals and the individual contributions of the named executive officers (other than himself) toward achievement of the goals.

        Each of our named executive officers has a target bonus stated in terms of a percentage of the officer's base salary. In order to better align his compensation with that of the Company's Post-Spin-Off Peer Group, Mr. Aguiar's 2015 target bonus percentage was increased from 50% to 75%. This was a 25th percentile bonus opportunity when compared to the Post-Spin-Off Peer Group, which was the data set available to the Compensation Committee when the 2015 target bonus decision was made. It is a median target bonus opportunity as a percent of salary versus the July 2015 Peer Group. Our other named executive officers' 2015 target bonus percentages were set at 50%. Each of our named executive officers is eligible to earn up to two times their target bonus percentage.

2015 Bonus Goals

        In the first quarter of 2015, our Compensation Committee established goals applicable to our Company-wide bonus program. In order for our named executive officers to be eligible for any 2015 bonus, the Company had to meet a threshold EBITDA target (earnings before interest, taxes, depreciation and amortization) of at least $15 million, including stock based compensation, for 2015. In determining whether the EBITDA target was achieved, the Compensation Committee could adjust results to exclude the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results that occurred prior to the achievement of the EBITDA target, as well as any of the following events that occurred prior to the achievement of the EBITDA target, in each case to the extent consistent with Section 162(m) of the Internal Revenue Code: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) accruals for reorganization and restructuring programs and (d) any extraordinary, unusual or non-recurring items. No adjustments were made to the 2015 results. The remaining goals applied to all our employees, including our named executive officers.

        The table below sets forth our 2015 goals that applied to our bonus program for all employees, including our named executive officers, the determination of our Compensation Committee on whether or not each goal was achieved, as well as our Compensation Committee's determination of the level of achievement of each such goal. These goals did not include any sales targets for BREO™ and

ANORO™, our partnered respiratory programs, since we do not have direct control over sales and marketing activities.

Goal	Weighting	Achieved	Percentage Achieved
Threshold Goal—$15 million EBITDA	n/a	Yes	n/a
Directly Controllable Goals
Financial Performance—$51 million EBITDA (excluding stock based compensation)	45%	Yes	45%
• Achievement at 75% of target = 0% payout of goal
• Achievement at 100% of target = 100% payout of goal
• Achievement at 125% of target = 200% payout of goal
Review of Potential New Asset Purchases	15%	Yes	20	%(1)
• Two assets reviewed, one through diligence, plus assessment by Compensation Committee of quality
Indirectly Controllable Goals
GSK Relationship/2015 Annual Budget Goals	40%	Yes	40%
• RELVAR™/BREO™
• Achieve FDA approval of BREO™ for Asthma
• Achieve positive results from SUMMIT study
• Ensure competitive promotion of Asthma
• Ensure competitive promotion of SUMMIT
• ANORO™
• Initiate Tiotropium comparator trial
• TRIPLE
• Initial lung function trial
• GSK
• Develop compelling customer/market insights
• Improve GSK US sales force effectiveness
• Continue to foster productive relationships
• Effectively influence GSK to implement Innoviva proposals
Total	100%	n/a	105%

(1)
The Compensation Committee awarded over-achievement credit based on the Company's review of three assets during the year, with two through diligence.

        All of the above goals were achieved, in some cases overachieved, which the Compensation Committee viewed as a significant accomplishment. In light of this fact, our Compensation Committee determined that the pool would be set at 100% of target for all employees other than the Company's executive officers, which included a reduction of 5% from the 105% of target that was funded based on actual achievement of the set goals, in light of the Company's stock price performance in 2015. The Compensation Committee exercised its discretion to reduce the bonuses paid to the Company's executive officers by an additional 5% of target for the performance of the Company's stock price in 2015. As a result, each executive officer's bonus was paid at 95% of target.

        The bonuses for 2015 performance are shown in the table below and reflected in the Non-Equity Incentive Compensation column of the "Summary Compensation Table" on page 34:

Name	Title	Cash Bonus ($)		Percentage of Target (%)
Michael W. Aguiar	President and Chief Executive Officer	$516,206		95%
Eric d'Esparbes	Senior Vice President and Chief Financial Officer	$182,585		95%
George B. Abercrombie	Senior Vice President and Chief Commercial Officer	$194,456		95%
Michael E. Faerm	Senior Vice President and Chief Business Officer	$114,333	(1)	95%
Theodore J. Witek, Jr.	Senior Vice President and Chief Scientific Officer Clinical and Medical Affairs	$193,857		95%

(1)
Amount paid to Mr. Faerm was pro-rated due to his partial year of service.

Equity Incentive Compensation

        The types of equity compensation comprising the mix of officer compensation consist of: (i) stock options with time-based vesting, which require the market value of our common stock to increase before they are valuable; (ii) performance-contingent restricted stock units (or RSUs) and restricted stock awards (or RSAs), the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs or RSAs with time-based vesting. In 2015, we primarily granted RSUs and RSAs, which we believe are more appropriate than stock options for our post-Spin-Off business model as they can provide reduced dilution compared to stock options, they are designed to capture dividends paid to stockholders, and reward growth as well as value maintenance. We do not use a targeted cash/equity split to set officer compensation.

        In order to align the officer's interests with those of our stockholders, a significant equity award is made to a named executive officer at the first regularly scheduled meeting of the Compensation Committee after the officer commences employment. These initial new hire awards are generally within a guideline range recommended by FW Cook, normally around 1.5 to 2.5 times the annual replenishment awards described below, and adjusted to reflect considerations individual to a specific candidate as well as arms-length negotiations as part of the hiring process.

        Annual replenishment equity awards are generally considered during the first quarter of each year, following annual performance reviews and based on recommendations to the Compensation Committee from the CEO (other than with respect to himself). Additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances. Replenishment equity awards generally vest over a four-year period. The Company believes that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in the Company's employ and to enhance stockholder value over time.

        Our annual replenishment guidelines are stated as a dollar amount, which we believe is conventional and appropriate for our business model.

2015 New Hire Equity Awards

        In connection with his commencement of employment with us, Mr. Faerm was granted 105,288 RSAs, representing a number of shares of our common stock equal to $1,750,000 divided by the average closing price of a share of our common stock for the 15 trading days ending three full trading days prior to the date of grant. The RSAs vest over a four-year period, subject to Mr. Faerm's continued service. The Company believes that this was a competitive new hire inducement grant for a senior executive and it was consistent with the value of new hire awards made to other senior officers in 2014.

2015 Replenishment Equity Awards

        Annual replenishment awards were made in the first quarter of 2015 and were set at 125% of guideline due to the Company's over performance relative to its goals in 2014. These awards generally vest over four years of service, except as noted below. The following table shows for each of our named executive officers other than Mr. Faerm (who joined the Company in July 2015), the annual replenishment guideline, any pro-ration applicable to reflect commencement of employment in 2014 and the number of replenishment RSAs actually granted to our named executives officers (or, in the case of Mr. Witek, RSUs), based on the 15-day average trading price through December 31, 2014 ($14.20). The guideline grant values were generally near the median of the July 2015 Peer Group, with some officers below the median and some above. The CEO's actual grant was below the median for CEOs in both the Post-Spin-Off Peer Group and the July 2015 Peer Group.

Name	Title	Guideline Dollar Value	New-Hire Proration	2015 RSAs(1)
Michael W. Aguiar	President and Chief Executive Officer	$2,000,000	N/A	176,056
Eric d'Esparbes	Senior Vice President and Chief Financial Officer	$1,000,000	42%	36,972
George B. Abercrombie	Senior Vice President and Chief Commercial Officer	$800,000	67%	71,429	(2)
Theodore J. Witek, Jr.	Senior Vice President and Chief Scientific Officer Clinical and Medical Affairs	$800,000	58%	71,429	(2)(3)

(1)
Granted in the form of RSUs for Mr. Witek due to his Canadian tax considerations.

(2)
Includes 24,246 RSAs in the case of Mr. Abercrombie and 30,584 RSUs in the case of Mr. Witek, whose new hire equity awards were granted as stock options, in order to re-align the officers' equity awards with that of our other named executive officers.

(3)
Due to Canadian tax considerations, Mr. Witek's equity award vests over a three-year period as follows: 25% on February 20, 2016, 6.25% on each of May 20, 2016, August 20, 2016, November 20, 2016, February 20, 2017, May 20, 2017 and August 20, 2017, and the remaining 37.5% on November 20, 2017, subject to Mr. Witek's continued service.

Performance RSAs

        Mr. Aguiar holds 63,135 performance-based RSAs that were granted to him in 2011 as part of a larger award that vested based on the achievement of 10 pre-specified milestones over the 2011-2016 timeframe, as well as continued employment.

        The performance conditions applicable to these performance-based RSAs will be satisfied upon achievement of milestones worth a total of 5.3 achievement points by December 31, 2016. The performance milestones and number of points assigned to each milestone is set forth below. No milestones were achieved in 2015 and therefore none of the RSAs vested in 2015. We believe this is a pay-for-performance outcome and supports the rigor of the performance goals.

	Performance Milestone	Achievement Points
#1	Purchasing two new royalty asset income streams over $100,000,000(1)	3
#2	A strategic transaction of Innoviva	6
#3	Initiating a MABA phase 3 program or having successful EU closed triple phase results	3
#4	Exceeding $1 billion in annual aggregate combined RELVARTM/BREOTM and ANOROTM GSK net sales	3

(1)
Each new qualifying revenue stream purchase is worth 3 achievement points, for a total of 6 achievement points if two new qualifying revenue streams are purchased.

Post-Termination Protection

        We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment by the Company because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on the business of the Company. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves the value of the Company and the potential benefit to be received by our stockholders in the transaction.

        The change in control severance benefits are structured under a Company plan, which was initially adopted in 2004, instead of using individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions at the Company. For officers who were eligible to participate in the plan prior to December 16, 2009, of which Mr. Aguiar is the only named executive officer, Innoviva provides gross-ups for excise taxes potentially due upon a change in control in order to mitigate unfair differences between participants that may stem from their individual decisions to exercise or hold vested options. In 2009, our Board of Directors adopted a new change in control severance plan which applies to any officers hired, or non-officers promoted to officer level, after December 16, 2009 ("the 2009 plan") that was essentially identical to the original change in control severance plan except that it does not provide for excise tax gross-ups. All of our named executive officers other than Mr. Aguiar participate in the 2009 plan.

        Historically, only our Chief Executive Officer was eligible for severance benefits outside of the change in control context. Pursuant to the letter agreement we entered into with Mr. Aguiar to become our Chief Executive Officer in 2014, if Mr. Aguiar's service is terminated without cause and he is not eligible for severance benefits under our original change in control severance plan, he will receive a lump-sum severance payment of 24 months of his then-current salary plus two times his then-current target bonus. Based upon a review of practices within our peer groups and to reduce the likelihood of employee disputes in the event of a termination of employment, in July 2015, we amended the 2009 plan to provide our other named executive officers with cash severance benefits in the event of a termination without cause.

        Our severance and change-in-control arrangements generally do not affect the Compensation Committee's decisions regarding other elements of compensation. Those arrangements serve specific purposes that we believe are not related to the determination of an officer's current compensation. The specific terms of our severance and change in control arrangements are described in detail in "Potential Payments Upon Termination or Change-in-Control" on page 40.

Perquisites

        The Company does not provide a non-qualified deferred compensation program or a supplemental executive retirement plan. Generally the Company does not provide perquisites or other personal benefits to named executive officers, and during 2015 we did not provide any perquisites to executive officers that were not provided to all employees other than a signing bonus of $75,000 negotiated by Mr. Faerm in connection with his commencement of employment and reimbursement of relocation expenses incurred by Mr. Faerm in connection with his relocation to California. Mr. Faerm has twelve months from commencement of employment to utilize his relocation benefits, including reimbursement of non-recurring transaction costs associated with the sale of Mr. Faerm's home and the purchase of a new house in California, reimbursement of one-time travel expenses and the costs of shipping and storing household goods and sixty days of temporary housing. These benefits were negotiated by Mr. Faerm in connection with his commencement of employment and were intended to minimize the disruption associated with his move.

CEO Compensation

        As CEO, Mr. Aguiar's level of responsibility is much greater than those of our other named executive officers and therefore his compensation is higher than that of our other named executive officers. Notwithstanding this fact, Mr. Aguiar's total target compensation for 2015 (consisting of base salary, target bonus and annual equity award) was below the median of other CEOs in both our primary Post-Spin-Off Peer Group (which was the data referenced when 2015 compensation decisions were made) and the July 2015 Peer Group. Mr. Aguiar's 2015 total compensation (determined pursuant to SEC rules and reported in the 2015 Summary Compensation Table) was also 21% lower in 2015 than it was in 2014, reflecting a more steady state compensation rate following disruption in the year of the Spin-Off and Mr. Aguiar's promotion to CEO.

        Mr. Aguiar's compensation generally consists of the same elements provided to our other named executive officers. For 2015, Mr. Aguiar's merit salary increase was 3.5% and his annual cash bonus was awarded at 95% of target, in each case consistent with our other named executive officers and reflecting a discretionary bonus reduction of 10% below the 105% of target that the bonus pool was funded at based on achievement of the set goals. As with our other named executive officers, Mr. Aguiar's 2015 annual replenishment equity award was made in the form of time-based RSAs and was set at 125% of guideline due to over-performance of the Company versus its goals in 2014. Though Mr. Aguiar's 2015 replenishment equity award was subject to only time-based vesting, approximately one-third (fifty percent at maximum achievement) of his 2016 replenishment equity award was subject to performance-based vesting conditions based on increases in the Company's total shareholder return ("TSR") over a three-year performance period. TSR was selected because it directly correlates to stockholder value creation.

Tax Deductibility of Pay

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Innoviva may deduct in any one year with respect to each of its CEO and three other most highly paid executive officers, other than its CFO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock options granted to our named executive officers under our 2004 Equity Incentive Plan and our 2012 Equity Incentive Plan are generally intended to qualify for this exemption so that they will not be subject to the $1 million deduction limitation. In addition, we may grant certain performance-contingent RSA and RSU awards that are intended to qualify for this exemption. RSAs or RSUs with time-based vesting, performance-contingent

RSAs or RSUs that are not designed to comply with the Section 162(m) exemption and some of the cash awards under the annual incentive program are subject to the $1 million deduction limitation when aggregated with other non-exempt compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although deduction of some amounts paid as compensation by Innoviva to certain executives may be limited by Section 162(m), that limitation has not resulted in the current payment of increased federal income taxes by Innoviva due to its significant net operating loss carry forwards. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Submitted by the following members of the Compensation Committee:

James L. Tyree, Chairman Catherine J. Friedman Terrence C. Kearney

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SUMMARY COMPENSATION TABLE

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," our "principal financial officer," and our three other executive officers (our "named executive officers") for fiscal years 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(i)	(j)
Michael W. Aguiar	2015	721,438	—		2,314,256	—	516,206	9,000	3,560,900
President and Chief	2014	557,247	—		3,564,881	—	437,500	500	4,560,128
Executive Officer	2013	457,007	58,432	(5)	111,100	—	229,149	500	856,188
Eric d'Esparbes(6)	2015	383,840	—		485,997	—	182,585	8,958	1,061,380
Senior Vice President and	2014	87,803	—		1,883,417	—	80,000	15,328	2,066,548
Chief Financial Officer
George B. Abercrombie(6)	2015	408,208	—		938,934	—	194,456	12,000	1,553,598
Senior Vice President	2014	219,167	—		293,200	1,216,640	170,000	500	1,899,507
and Chief Commercial
Officer
Michael E. Faerm(6)	2015	199,640	75,000	(7)	1,644,599	—	114,333	33,003	2,066,575
Senior Vice President
and Chief Business
Officer
Theodore J. Witek, Jr.(6)	2015	407,105	—		938,934	—	193,857	12,000	1,551,896
Senior Vice President	2014	192,917	—		—	1,156,400	140,876	500	1,490,693
and Chief Scientific Officer
Clinical and Medical Affairs

(1)
Includes amounts deferred pursuant to our 401(k) plan.

(2)
The amounts in this column represent the aggregate grant date fair value of stock awards or options to purchase shares of our Common Stock granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. In accordance with the SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 24, 2016 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards.

(3)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our 2013, 2014 and 2015 annual cash bonus plans, which were paid in the first quarter of the following year. The 2015 annual cash bonus plan is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 26.

(4)
The amounts reflected in this column include:

•
For Messrs. Aguiar, Abercrombie and Witek, a 401(k) matching contribution made by the Company, which was provided to our named executive officers on the same basis as it was provided to all other regular U.S. employees.

•
For Mr. d'Esparbes, a 401(k) matching contribution of $6,958 made by the Company and $2,000 in relocation expenses reimbursed by the Company in connection with his commencement of employment.

•
For Mr. Faerm, relocation expenses reimbursed by the Company in connection with his commencement of employment.

(5)
Reflects a cash bonus awarded at the discretion of the Compensation Committee.

(6)
Hire dates for our named executive officers other than Mr. Aguiar are as follows:

Name	Promotion/Hire Date
Mr. d'Esparbes:	Hired on October 9, 2014
Mr. Abercrombie:	Hired on June 2, 2014
Mr. Faerm:	Hired on July 8, 2015
Mr. Witek:	Hired on July 1, 2014
(7)
Reflects a signing bonus paid to Mr. Faerm in connection with the commencement of his employment.

Salary, Bonus and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

        The amount of salary, bonus and non-equity incentive plan compensation awarded to, earned by, or paid to our named executive officers for fiscal year 2015 in proportion to the total compensation reported for each of our named executive officers is set forth below.

Mr. Aguiar:	34.8%
Mr. d'Esparbes:	53.4%
Mr. Abercrombie:	38.8%
Mr. Faerm:	18.8%
Mr. Witek:	38.7%

2015 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2015. Unless indicated below, all equity awards were made under our 2012 Equity Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)
				All Other Stock Awards: Number of Shares or Units (#)(2)
						Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Maximum ($)
(a)	(b)	(d)	(e)	(i)		(l)
Michael W. Aguiar	N/A	543,375	1,086,750	—		—
	1/7//2015	—	—	176,056	(3)	2,314,256
Eric d'Esparbes	N/A	192,945	384,389	—		—
	1/7/2015	—	—	36,972	(3)	485,997
George B. Abercrombie	N/A	204,690	409,380	—		—
	1/7/2015	—	—	71,429	(3)	938,934
Michael E. Faerm	N/A	120,350	240,700	—		—
	7/23/2015	—	—	105,288	(4)	1,644,599
Theodore J. Witek, Jr.	N/A	204,060	408,120	—		—
	1/7/2015	—	—	71,429	(5)	938,934

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2015 annual cash bonus plan which is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 26. The amounts shown in the "target" column reflect the target payout under the plan. The target amount is equal to 50% of each named executive officers' base salaries, with the exception of Mr. Aguiar, whose target bonus amount was 75% of his base salary. The amounts shown in the "maximum" column reflect the maximum payout under the plan if all of the goals were achieved. No "threshold" is applicable to these awards. For Mr. Faerm, the amounts shown in the "target" and "maximum" columns reflect a pro-rated amount due to his partial year of service. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 36.

(2)
These equity awards will become fully vested if we are acquired and the holder is subject to an involuntary termination. Such vesting acceleration is described in greater detail in "Potential Payments Upon Termination or Change-in-Control" beginning on page 40.

(3)
25% of the RSAs vested on February 20, 2016, and the remaining 75% of the RSAs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

(4)
25% of the RSAs will vest on August 20, 2016, and the remaining 75% of the RSAs vest in equal quarterly installments over the next three years, provided Mr. Faerm remains in continuous service through each such vesting date.

(5)
25% of the RSUs vested on February 20, 2016, 6.25% of the RSUs vest on each of May 20, 2016, August 20, 2016, November 20, 2016, February 20, 2017, May 20, 2017 and August 20, 2017, and the remaining 37.5% of the RSUs vest on November 20, 2017, provided Mr. Witek remains in continuous service through each such vesting date.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

        The following table sets forth information regarding each unexercised option, all RSAs and RSUs held by each of our named executive officers as of December 31, 2015.

        In connection with the Spin-Off, holders of RSAs received ordinary shares of Theravance Biopharma. These shares, which are also reflected in the table below, are subject to the same terms and conditions, including vesting, as the underlying Innoviva RSAs.

		Option Awards						Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)		(b)		(c)		(e)	(f)	(g)		(h)	(i)		(j)
Michael W. Aguiar	INVA	38,245	(4)	—		23.46	2/7/2016	—		—	—		—
	INVA	25,286	(5)	—		21.80	4/25/2016	—		—	—		—
	INVA	88,502	(6)	—		26.90	2/13/2017	—		—	—		—
	INVA	—		—		—	—	5,000	(7)	52,700	—		—
	TBPH	—		—		—	—	1,429	(7)	23,421	—		—
	INVA	—		—		—	—	—		—	63,135	(8)	665,443
	TBPH	—		—		—	—	—		—	18,038	(8)	295,643
	INVA	—		—		—	—	624	(9)	6,576
	TBPH	—		—		—	—	178	(9)	2,918	—		—
	INVA	—		—		—	—	3,124	(10)	32,926
	TBPH	—		—		—	—	892	(10)	14,620	—		—
	INVA	—		—		—	—	28,125	(11)	296,438	—		—
	INVA	—		—		—	—	30,184	(12)	318,139	—		—
	INVA	—		—		—	—	176,056	(13)	1,855,630	—		—
Eric d'Esparbes	INVA	—		—		—	—	76,853	(14)	810,031	—		—
	INVA	—		—		—	—	36,972	(13)	389,685	—		—
George B. Abercrombie	INVA	37,500		62,500	(15)	29.32	6/18/2024	—		—	—		—
	INVA	—		—		—	—	10,000	(16)	105,400	—		—
	INVA	—		—		—	—	71,429	(13)	752,862	—		—
Michael E. Faerm	INVA	—		—		—	—	105,288	(17)	1,109,736	—		—
Theodore J. Witek, Jr.	INVA	44,271		80,729	(18)	23.88	7/23/2024	—		—	—		—
	INVA	—		—		—	—	71,429	(19)	752,862	—		—

(1)
All of the equity awards held by our named executive officers will vest if we are acquired and the equity holder is subject to an involuntary termination. The vesting acceleration of the equity awards held by our named executive officers is described in greater detail in "Potential Payments Upon Termination or Change-in-Control" beginning on page 40.

(2)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock or Theravance Biopharma's ordinary shares, as applicable, at the end of the respective company's 2015 fiscal year, which was $10.54 for us and $16.39 for Theravance Biopharma on December 31, 2015 (the last business day of the 2015 fiscal year for both us and Theravance Biopharma). The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock (or Theravance Biopharma's ordinary shares, if applicable).

(3)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock or Theravance Biopharma's ordinary shares, as applicable, at the end of the respective company's 2015 fiscal year, which was $10.54 for us and $16.39 for Theravance Biopharma on December 31, 2015 (the last business day of the 2014 fiscal year for both us and Theravance Biopharma). The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones, and the future performance of our Common Stock (or Theravance Biopharma's ordinary shares, if applicable).

(4)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on February 8, 2006. These options vested over a four-year period from the date of grant and became fully vested on February 8, 2010.

(5)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on April 26, 2006. This option vested over a four-year period from the date of grant and became fully vested on February 8, 2010.

(6)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on February 14, 2007. These options vested over a four- year period from the date of grant and became fully vested on February 14, 2011.

(7)
Mr. Aguiar received RSAs under our 2004 Incentive Plan on February 11, 2011. 20% of the RSAs vested on February 20, 2012, and the remaining 80% of the RSAs vest in equal quarterly installments over the next four years, provided Mr. Aguiar remains in continuous service through each vesting date.

(8)
Mr. Aguiar received performance-contingent RSAs under our 2004 Incentive Plan on February 11, 2011, which we refer to as "Six-Year Performance RSAs." The number of shares in column (i) is the number of Six-Year Performance RSAs that remain subject to the achievement of performance milestones by December 31, 2016 as well as continued employment, as described above in the "Equity Incentive Compensation—Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 26.

(9)
Mr. Aguiar received RSAs under our 2004 Incentive Plan on February 15, 2012. The first 25% of the RSAs vested on February 20, 2013, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Aguiar remains in continuous service through each vesting date. Includes 1,562 RSAs (and 446 Theravance Biopharma ordinary shares related thereto) that were subject to achievement of a performance goal by December 31, 2013 that has already been achieved.

(10)
Mr. Aguiar received RSAs under our 2012 Incentive Plan on February 7, 2013. The first 25% of the RSAs vested on February 20, 2014, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Aguiar remains in continuous service through each vesting date. Includes 2,812 RSAs (and 802 Theravance Biopharma ordinary shares related thereto) that were subject to achievement of a performance goal by December 31, 2014 that has already been achieved.

(11)
Mr. Aguiar received RSAs under our 2012 Incentive Plan on June 2, 2014. The first 25% of the RSAs vested on February 20, 2015, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Aguiar remains in continuous service through each vesting date.

(12)
Mr. Aguiar received RSAs under our 2012 Incentive Plan on August 15, 2014, in connection with his promotion to Chief Executive Officer. The first 25% of the RSAs vested on August 20, 2015, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Aguiar remains in continuous service through each vesting date.

(13)
Messrs. Aguiar, d'Esparbes and Abercrombie received RSAs under our 2012 Incentive Plan on January 7, 2015. 25% of the RSAs vested on February 20, 2016, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided the holder remains in continuous service through each vesting date.

(14)
Mr. d'Esparbes received RSAs under our 2012 Incentive Plan on October 16, 2014, in connection with the commencement of his employment. 25% of the RSAs vested on October 20, 2015, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. d'Esparbes remains in continuous service through each such vesting date.

(15)
Mr. Abercrombie received a grant of an option to purchase shares of our Common Stock under our 2012 Incentive Plan on June 19, 2014 in connection with the commencement of his employment. 25% of the shares subject to the option vested on June 19, 2015, and the remaining shares vest monthly over the following three years thereafter, subject to Mr. Abercrombie's continuous service through each such vesting date.

(16)
Mr. Abercrombie received RSAs under our 2012 Incentive Plan on June 19, 2014, in connection with the commencement of his employment. 25% of the RSAs vested on August 20, 2015, and an additional 25% of the RSAs will vest on each of August 20, 2017, August 20, 2018 and August 20, 2019, provided Mr. Abercrombie remains in continuous service through each such vesting date.

(17)
Mr. Faerm received RSAs under our 2012 Incentive Plan on July 23, 2015, in connection with the commencement of his employment. 25% of the RSAs will vest on August 20, 2016, and the remaining 75% of the RSAs vest in equal quarterly installments over the next three years, provided Mr. Faerm remains in continuous service through each such vesting date.

(18)
Mr. Witek received a grant of an option to purchase shares of our Common Stock under our 2012 Incentive Plan on July 24, 2014 in connection with the commencement of his employment. 25% of the shares subject to the option vested on July 1, 2015, and the remaining shares vest monthly over the following three years thereafter, subject to Mr. Witek's continuous service through each such vesting date.

(19)
Mr. Witek received RSUs under our 2012 Incentive Plan on January 7, 2015. 25% of the RSUs vested on February 20, 2016, 6.25% of the RSUs vest on each of May 20, 2016, August 20, 2016, November 20, 2016, February 20, 2017, May 20, 2017 and August 20, 2017, and the remaining 37.5% of the RSUs vest on November 20, 2017, provided Mr. Witek remains in continuous service through each such vesting date.

2015 OPTION EXERCISES AND STOCK VESTED

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2015 and the number of shares of restricted stock and restricted stock units held by each named executive officer that vested during the 2015 fiscal year.

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)		(b)	(c)	(d)	(e)
Michael W. Aguiar	INVA	—	—	109,961	1,695,647
	TBPH	—	—	21,245	309,151
Eric d'Esparbes	INVA	—	—	25,618	228,513
George B. Abercrombie	INVA	—	—	—	—
Michael E. Faerm	INVA	—	—	—	—
Theodore J. Witek, Jr.	INVA	—	—	—	—

(1)
Value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

(2)
Value realized is based on the fair market value of our Common Stock (or, in the case of Theravance Biopharma ordinary shares received by holders of Innoviva RSAs in the Spin-Off, the value is based on the fair market value of Theravance Biopharma's ordinary shares) on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        Each of our named executive officers is entitled to severance benefits pursuant to one of our severance plans. In addition, Mr. Aguiar is entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as Chief Executive Officer.

Change in Control Severance Benefits

        Pursuant to our severance plans, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after a change in control of Innoviva, he is entitled to the following benefits provided he signs a release of claims:

  •
  In the case of our Senior Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 18 months (in the case of our Senior Vice Presidents) or 24 months (in the case of our Chief Executive Officer), the expiration of the officer's continuation coverage under COBRA or the date when the officer obtains new employment offering comparable health insurance coverage.

  •
  Full vesting of any unvested stock options, restricted stock and RSUs held by the officer.

Non-Change in Control Severance Benefits

        Chief Executive Officer.    In addition to the severance benefits Mr. Aguiar is entitled to pursuant to our Change in Control Severance Plan, Mr. Aguiar's offer letter provides that if his employment is terminated by Innoviva without cause, he will receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause"

means Mr. Aguiar's (i) unauthorized use or disclosure of the confidential information or trade secrets, which use causes material harm to the Company, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors. In the event that Mr. Aguiar is eligible for cash severance benefits under our Change in Control Severance Plan, then the severance benefits under his offer letter would not apply.

        All Other Named Executive Officers.    Pursuant to our 2009 Severance Plan, in which all of our named executive officers other than Mr. Aguiar participate, if a named executive officer is terminated by the Company for reasons other than misconduct and the termination does not otherwise entitle the officer to severance benefits under such plan (i.e., the termination is not within 3 months prior to or 24 months after a change in control of Innoviva), he is entitled to the following benefits provided he signs a release of claims:

  •
  A lump sum payment equal to 100% of the officer's annual base salary.

  •
  The officer will remain eligible to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 12 months, the expiration of the officer's continuation coverage under COBRA or the date when the officer obtains new employment offering comparable health insurance coverage.

Conditions to Receive Severance Payments Under our Severance Plans

        In order to receive severance benefits under our severance plans, an officer must sign a general release of claims. In addition, severance benefits may be conditioned upon the officer's compliance with any confidentiality agreement between the officer and the Company.

Definitions

        The following definitions are used in our severance plans:

        A "change in control" includes:

  •
  The consummation of a merger or consolidation if persons who were not our stockholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our Board of Directors as a result of which fewer than 50% of the incumbent directors either were directors on the date 24 months prior to the change in control (the "original directors") or were appointed or nominated for election to the Board of Directors by a majority of the original directors or directors whose appointment or nomination was approved by at least 50% of the original directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        An "involuntary termination" means a termination of an officer's employment by the Company for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by the Company. In order to qualify as an involuntary termination, the officer must give written notice to the Company within 90 days after the initial existence of one of the conditions described above and the Company must not have cured such condition within 30 days thereafter.

        "Misconduct" means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of our confidential information or trade secrets or (3) other material intentional misconduct adversely affecting the business or affairs of the Company.

Equity Acceleration Upon A Change in Control

        All equity awards granted under our equity incentive plans will fully accelerate in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards.

280G Tax Gross-Up

        Pursuant to our original Change in Control Severance Plan, in which Mr. Aguiar participates, if an officer meets the conditions for severance payments under such plan, and if an independent accounting firm selected by the Company determines that the officer would be subject to excise taxes under Section 4999 of the Code as a result of payments under the plan or otherwise, then the Company will pay the officer an additional amount equal to the excise taxes and any income and excise taxes due as a result of the Company's payment of the excise taxes, along with any interest or penalties stemming from these taxes. Officers hired after December 16, 2009, which includes our other current named executive officers, participate in our 2009 Severance Plan. The 2009 Severance Plan does not provide for excise tax gross-ups.

        The table below reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control (if applicable) and termination of employment occurred on December 31, 2015 (the last business day of the 2015 fiscal year) and that all eligibility requirements under the severance plans (or in the case of Mr. Aguiar, pursuant to his offer letter) were met.

        The following assumptions were used in calculating the values described in the table below:

  •
  Value of Option Acceleration:  The value of the vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our Common Stock on December 31, 2015 (which was $10.54 per share) and the exercise price of the option. Since the exercise price per share of all unvested options held by our named executive officers was greater than the closing price of our Common Stock on December 31, 2015, no value is assigned to the acceleration of the options.

  •
  Value of Restricted Stock and Restricted Stock Unit Acceleration:  The value of the vesting acceleration of the Innoviva RSAs and RSUs was calculated by multiplying the number of unvested shares by the closing price of our Common Stock on December 31, 2015 (which was $10.54 per share). For Mr. Aguiar, who also holds unvested shares of Theravance Biopharma distributed in the Spin-Off in relation to his Innoviva RSAs, the value of the vesting acceleration of the Theravance Biopharma shares was calculated by multiplying the number of such unvested shares by the closing price of Theravance Biopharma's ordinary shares on December 31, 2015 (which was $16.39 per share).

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)		Vacation Payout ($)	Options that Vest ($)	Restricted Stock or RSUs that Vest ($)		Health and Welfare ($)(2)	Excise Tax Gross-Up ($)	Total($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)
Michael W. Aguiar
Termination Without Cause	—	2,535,750	(3)	62,708	—	—		—	—	2,598,458
Involuntary Termination in Connection with a Change in Control	543,375	2,535,750	(3)	62,708	—	3,564,455	(4)	60,369	—	6,766,657
Eric d'Esparbes
Termination Other than for Misconduct	192,195	384,389	(5)	7,996	—	—		20,961	—	605,541
Involuntary Termination in Connection with a Change in Control	192,195	864,876	(3)	7,996	—	1,199,716	(4)	31,442	—	2,296,225
George B. Abercrombie
Termination Other than for Misconduct	204,690	409,380	(5)	29,522	—	—		20,961	—	664,553
Involuntary Termination in Connection with a Change in Control	204,690	921,105	(3)	29,522	—	858,262	(4)	31,442	—	2,045,021
Michael E. Faerm
Termination Other than for Misconduct	120,350	415,000	(5)	11,518	—	—		30,185	—	577,053
Involuntary Termination in Connection with a Change in Control	120,350	778,125	(3)	11,518	—	1,109,736	(4)	45,277	—	2,065,006
Theodore J. Witek, Jr.
Termination Other than for Misconduct	204,060	408,120	(5)	33,355	—	—		5,831	—	651,366
Involuntary Termination in Connection with a Change in Control	204,060	918,270	(3)	33,355	—	752,862	(4)	8,747	—	1,917,294

(1)
Reflects payment of the officer's 2015 bonus at target, pro-rated as applicable in the case of an officer whose employment began in 2015.

(2)
Reflects the cost of each officer's COBRA premiums for 12, 18 or 24 months, as applicable.

(3)
Reflects payment of 150% of the officer's base salary and target bonus or, in the case of Mr. Aguiar, 200% of his base salary and target bonus.

(4)
Reflects full vesting of all unvested RSAs and RSUs including, in the case of Mr. Aguiar, the unvested ordinary shares of Theravance Biopharma that were distributed in the Spin-Off in relation to Mr. Aguiar's unvested Innoviva RSAs.

(5)
Reflects 100% of the officer's base salary.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plans

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,643,985	(1)	$23.23	(3)	3,716,581	(4)
Equity compensation plans not approved by security holders	76,983	(2)	$10.52	(3)	—

Total	4,720,968	(1)(2)	$23.00	(3)	3,716,581	(4)

(1)
Includes 4,184,577 shares issuable upon exercise of outstanding options and 459,408 shares issuable upon vesting of outstanding restricted stock units.

(2)
Includes 76,983 shares issuable upon exercise of outstanding options and no outstanding restricted stock units.

(3)
Does not take into account outstanding restricted stock units as these awards have no exercise price.

(4)
Includes 265,711 shares of Common Stock available for issuance under our 2004 Employee Stock Purchase Plan.

        The Innoviva, Inc. 2008 New Employee Equity Incentive Plan is a non-stockholder approved plan, which was adopted by the Board of Directors on January 29, 2008 and amended on July 21, 2009 and was intended to satisfy the requirements of Nasdaq Marketplace Rule 5635(c)(4). Non-statutory options, RSUs, and restricted stock awards were granted under the New Employee Equity Incentive Plan to new employees of the Company. The Board authorized 700,000 shares of Common Stock for issuance under the New Employee Equity Incentive Plan. All option grants had an exercise price per share of no less than 100% of the fair market value per share of Common Stock on the grant date. Each option, RSU and restricted stock award vests in installments over the holder's period of service with the Company. Additional features of the New Employee Equity Incentive Plan are outlined in Note 6 to our consolidated financial statements in our Annual Report on Form 10-K filed on February 24, 2016. Following the approval by stockholders of the amendment and restatement of the Innoviva, Inc. 2004 Incentive Plan at our Annual Meeting on April 27, 2010, no additional awards have been made or will be made in the future under the 2008 New Employee Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2015, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Agreements with GSK

        We have previously entered into significant agreements with GSK, which resulted in transactions with GSK during the fiscal year ended December 31, 2015 and transactions that have and may occur during the current fiscal year.

LABA Collaboration

        In November 2002, we entered into our long-acting beta2 agonist (LABA) collaboration with GSK to develop and commercialize once-daily LABA products for the treatment of chronic obstructive pulmonary disease (COPD) and asthma (the "Collaboration Agreement"). For the treatment of COPD, the collaboration has developed two combination products: (1) RELVAR®/BREO® ELLIPTA® (FF/VI) (BREO® ELLIPTA® is the proprietary name in the U.S. and Canada and RELVAR® ELLIPTA® is the proprietary name outside the U.S. and Canada), a once-daily combination medicine consisting of a LABA, vilanterol (VI), and an inhaled corticosteroid (ICS), fluticasone furoate (FF) and (2) ANORO® ELLIPTA® (UMEC/VI), a once-daily medicine combining a long-acting muscarinic antagonist ("LAMA"), umeclidinium bromide (UMEC), with a LABA, VI. Under the collaboration agreements between the parties, GSK and Innoviva are exploring various paths to create triple therapy medications. For the treatment of asthma, RELVAR® ELLIPTA® is approved in multiple regions outside of North America and the collaboration is further developing FF/VI for the U.S. The FF/VI program is aimed at developing a once-daily combination LABA/ICS to succeed GSK's Advair®/Seretide™ (salmeterol and fluticasone as a combination) franchise, which had reported 2014 sales of approximately $7.0 billion, and to compete with Symbicort® (formoterol and budesonide as a combination), which had reported 2014 sales of approximately $3.8 billion. ANORO® ELLIPTA®, which is also a combination product, is targeted as an alternative treatment option to Spiriva® (tiotropium), a once-daily, single-mechanism bronchodilator, which had reported 2013 sales of approximately $4.7 billion.

        As a result of the launch and approval of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the U.S., Japan and Europe, we were obligated to pay milestone fees to GSK totaling $220.0 million, which we have paid in their entirety as of December 31, 2014. Although we have no further milestone payment obligations to GSK pursuant to the LABA Collaboration Agreement, we continue to have ongoing development and commercialization activities under the GSK Agreements that are expected to continue over the life of the agreements. The milestone fees paid to GSK were recognized as capitalized fees paid to a related party, which are being amortized over their estimated useful lives commencing upon the commercial launch of the product.

        We are entitled to receive annual royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® as follows: 15% on the first $3.0 billion of annual global net sales and 5% for all annual global net sales above $3.0 billion. Sales of single-agent LABA medicines and combination medicines would be combined for the purposes of this royalty calculation. For other products combined with a LABA from the LABA collaboration, such as ANORO™ ELLIPTA™, royalties are upward tiering and range from 6.5% to 10%.

        As a result of the transactions effected by the Spin-Off, we are now only entitled to receive 15% of the royalties payable by GSK from sales of UMEC/VI/FF (and MABA, and MABA/FF) while Theravance Biopharma, Inc. receives 85% of royalties received from GSK.

2004 Strategic Alliance

        In March 2004, we entered into the Strategic Alliance Agreement with GSK where GSK received an option to license exclusive development and commercialization rights to product candidates from certain of pre-Spin-Off our discovery programs on pre-determined terms and on an exclusive, worldwide basis. Upon GSK's decision to license a program, GSK is responsible for funding all future development, manufacturing and commercialization activities for product candidates in that program. In addition, GSK is obligated to use diligent efforts to develop and commercialize product candidates from any program that it licenses. If the program is successfully advanced through development by GSK, we are entitled to receive clinical, regulatory and commercial milestone payments and royalties on any sales of medicines developed from the program. If GSK chooses not to license a program, we retain all rights to the program and may continue the program alone or with a third party. GSK has no further option rights on any of our research or development programs under the strategic alliance.

        In 2005, GSK licensed our MABA program for the treatment of COPD, and in October 2011, we and GSK expanded the MABA program by adding six additional Innoviva-discovered preclinical MABA compounds (the "Additional MABAs"). GSK's development, commercialization, milestone and royalty obligations under the Strategic Alliance Agreement remain the same with respect to GSK961081 ('081), the lead compound in the MABA program. GSK is obligated to use diligent efforts to develop and commercialize at least one MABA within the MABA program, but may terminate progression of any or all Additional MABAs at any time and return them to us, at which point we may develop and commercialize such Additional MABAs alone or with a third party. Both GSK and we have agreed not to conduct any MABA clinical studies outside of the strategic alliance so long as GSK is in possession of the Additional MABAs. If a single-agent MABA medicine containing '081 is successfully developed and commercialized, GSK is required to pay royalties of between 10% and 20% of annual global net sales up to $3.5 billion, and 7.5% for all annual global net sales above $3.5 billion. If a MABA medicine containing '081 is commercialized as a combination product, such as a '081/FF, the royalty rate is 70% of the rate applicable to sales of the single-agent MABA medicine. For single-agent MABA medicines containing an Additional MABA, GSK is required to pay royalties of between 10% and 15% of annual global net sales up to $3.5 billion, and 10% for all annual global net sales above $3.5 billion. For combination products containing an Additional MABA, such as a MABA/ICS combination, the royalty rate is 50% of the rate applicable to sales of the single-agent MABA medicine. If a MABA medicine containing '081 is successfully developed and commercialized in multiple regions of the world, GSK could be required to pay total contingent payments of up to $125.0 million for a single-agent medicine and up to $250.0 million for both a single-agent and a combination medicine. If a MABA medicine containing an Additional MABA is successfully developed and commercialized in multiple regions of the world, GSK could be required to pay total contingent payments of up to $129.0 million. As a result of the transactions effected by the Spin-Off, we are only entitled to receive 15% of any contingent payments and royalties payable by GSK from sales of FF/UMEC/VI (and MABA, and MABA/FF) while Theravance Biopharma receives 85% of those same payments.

Purchases of Common Stock by GSK

        In 2015, GSK purchased 424,081 shares of our Common Stock pursuant to its periodic "top-up" rights under our Amended and Restated Governance Agreement, dated as of June 4, 2004, as amended, among us, GSK and certain GSK affiliates, for a total investment of $6.5 million. The

Amended and Restated Governance Agreement and the related "top-up" rights terminated in September 2015.

	Common Stock Shares Purchased	Aggregate Purchase Price (in thousands)
Purchase dates
March 2, 2015	92,674	$1,674
May 11, 2015	85,579	$1,369
August 7, 2015	245,828	$3,486

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee of our Board. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

Delivery of Documents to Stockholders Sharing an Address

        A number of brokers with account holders who are Innoviva, Inc. stockholders may be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Innoviva, Inc., 951 Gateway Boulevard, South San Francisco, California 94080 Attn: Corporate Secretary or contact Eric d'Esparbes, Senior Vice President, Chief Financial Officer at (650) 238-9640. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Michael W. Aguiar President and Chief Executive Officer

                        , 2016

EXHIBIT A

        The Restated Certificate of Incorporation will be amended and restated in the form below, noting that deletions are shown with a ~~strike-through~~ and additions are underlined:

RESTATED CERTIFICATE OF INCORPORATION
OF
INNOVIVA, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

        Innoviva, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

        DOES HEREBY CERTIFY:

        FIRST:    That the name of this corporation is Innoviva, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on November 19, 1996 under the name Advanced Medicine, Inc.

        SECOND:    That the Board of Directors duly adopted resolutions proposing to further amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

        RESOLVED, that the Restated Certificate of Incorporation of this corporation be further amended and restated in its entirety as follows:

ARTICLE I

        The name of this corporation is Innoviva, Inc.

ARTICLE II

        The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        A.    Classes of Stock.    This corporation is authorized to issue ~~three~~ two classes of stock to be designated, respectively, "Common Stock~~,~~" ~~"Class A Common Stock",~~ and "Preferred Stock." The total number of shares that this corporation is authorized to issue is ~~230,230,000~~ 200,230,000 shares. 200,000,000 shares shall be Common Stock~~, 30,000,000 shares shall be Class A Common Stock,~~ and 230,000 shares shall be Preferred Stock, each with a par value of $0.01 per share.

        B.    Preferred Stock.

          1.    Designation and Amount.    All 230,000 shares of Preferred Stock shall be designated as "Series A Junior Participating Preferred Stock".

          2.    Dividends and Distribution.

            (a)   Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock ~~or Class A Common Stock~~ or a subdivision of the outstanding shares of Common Stock ~~or Class A Common Stock~~ (by reclassification or otherwise), declared on the Common Stock ~~and Class A Common Stock~~, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after the date upon which this Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (i) declare and pay any dividend on Common Stock or ~~Class A Common Stock~~ payable in shares of Common Stock ~~or Class A Common Stock, as the case may be~~, (ii) subdivide the outstanding Common Stock ~~or Class A Common Stock~~ or (iii) combine the outstanding Common Stock ~~or Class A Common Stock~~ into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock ~~or Class A Common Stock, as the case may be,~~ outstanding immediately after such event and the denominator of which is the number of shares of Common Stock ~~or Class A Common Stock, as the case may be~~, that were outstanding immediately prior to such event.

            (b)   The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (~~A~~a) above immediately after it declares a dividend or distribution on the Common Stock ~~or Class A Common Stock~~ (other than a dividend payable in shares of Common Stock ~~or Class A Common Stock, as the case may be~~).

            (c)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating

    Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          3.    Voting Rights.    The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

            (a)   Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

            (b)   Except as required by law, by Section 3(c) and by Section 10 of this Article IV(B), holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock ~~and Class A Common Stock~~ as set forth herein) for taking any corporate action.

            (c)   If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased automatically by two. In addition to voting together with the holders of Common Stock ~~and Class A Common Stock~~ for the election of other directors of the Corporation, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock ~~and Class A Common Stock~~, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (~~A~~a) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(c). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(c) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced automatically by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

          4.    Certain Restrictions.

            (a)   Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i)  declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii)  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

              (iii)  purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b)   The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (~~A~~a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5.    Reacquired Shares.    Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

          6.    Liquidation, Dissolution or Winding Up.

            (a)   Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $10.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock ~~or Class A Common Stock~~ upon such liquidation, dissolution or winding up of the Corporation.

            (b)   In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

            (c)   Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

          7.    Consolidation, Merger, Etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock ~~and Class A Common Stock~~ are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock ~~and Class A Common Stock~~ is changed or exchanged.

          8.    No Redemption.    Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

          9.    Ranking.    The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock ~~and Class A Common Stock~~ as to such matters.

          10.    Amendment.    Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, at any time that any shares of Series A Junior Participating Preferred Stock are outstanding, this Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          11.    Fractional Shares.    Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

        C.    Common Stock ~~and Class A Common Stock~~.    The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock ~~and Class A Common Stock~~ are as set forth below in this Section C of this Article IV(C).

          1.    Dividend Rights.    Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, if any, the holders of the Common Stock ~~and Class A Common Stock~~ shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors and shall share equally on a per share basis in all such dividends and other distributions. ~~In the case of dividends or other distributions payable in stock of the corporation including, distributions pursuant to stock splits or divisions of the stock of the corporation which occur after the initial issuance of Class A Common Stock but prior to the Call/Put Termination Date, only shares of Common Stock shall be paid or distributed with respect to Common Stock and only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock, and on or following the Call/Put Termination Date, only shares of Common Stock shall be paid or distributed with respect to Common Stock and Class A Common Stock. In the case of any combination or reclassification of the Common Stock or the Class A Common Stock, the shares of the Common Stock or the Class A Common Stock, as the case may be, shall also be combined or reclassified so that the number of shares of Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of Class A Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination or reclassification.~~

          2.    Liquidation Rights.    Upon the liquidation, dissolution or winding up of this corporation, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights, if any, the assets of this corporation shall be distributed among the holders of Common Stock ~~and Class A Common Stock~~ pro rata based on the number of shares of Common Stock ~~and Class A Common Stock~~ held by each.

          3.    Voting Rights.    ~~Except as set forth in Section C.10 of this Article IV, the~~ The ~~Common Stock and Class A Common Stock shall vote together on matters as a single class and the~~ holder of each share of Common Stock ~~and the holder of each share of Class A Common Stock~~ shall ~~each~~ have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock ~~and Class A Common Stock~~ may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

          ~~4.~~    Redemption.    The Common Stock is not redeemdable. ~~Subject to the provisions of the Governance Agreement, dated as of May 11, 2004, among this corporation, SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK"), GlaxoSmithKline plc, an English public limited company ("GlaxoSmithKline") and Glaxo Group Limited, a limited liability company organized under the laws of England and Wales, as such agreement may be amended from time to time (such agreement, as amended from time to time, the "Governance Agreement"), fifty percent (50%) of the then Callable/Puttable Shares (as defined below in Section C.11 of this Article IV) may be redeemed (the "Call"), out of funds legally available therefor, at the price and upon the terms and conditions set forth below. Pursuant to the Governance Agreement, GSK is required to inform the Company, in the period between June 1, 2007 and no later than the close of business on July 1, 2007, in writing whether or not it desires to exercise the Call pursuant to this Section C.4. If GSK does request the Call, it shall provide the desired date of redemption pursuant to the Call (the "Call Date") in such notice, which date of redemption shall not be later than July 31, 2007. Upon the occurrence of the Call pursuant to this Section 4, each holder of Callable/Puttable Shares shall receive the Call Price (as defined below) for fifty percent (50%) of the Callable/Puttable Shares held by such holder in accordance with the provisions of this Section C.4 and the Governance Agreement. The Class A Common Stock shall not be callable or redeemable.~~

            ~~(a)    Call Price.    The call price shall be $54.25 per share of Common Stock that constitutes a Callable/Puttable Share (the "Call Price"), subject to adjustments pursuant to paragraph (c) of this Section 4.~~

            ~~(b)    Call Notice.    Notice of the Call shall be given through the mailing by the corporation of a notice that the Call will occur (the "Call Notification"), postage prepaid, to the holders of record of the shares of Common Stock that constitute Callable/Puttable Shares at their respective addresses then appearing on the books of the corporation, not more than thirty nor less than ten calendar days prior to Call Date, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the Call.~~

            ~~(c)    Adjustments.    If the corporation shall at any time after the initial issuance of any Common Stock pay any dividend on Common Stock payable in Common Stock or effect a subdivision or combination of the Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Call Price shall be adjusted by multiplying the Call Price by the ratio of the number of shares of Common Stock outstanding immediately prior to such event to the number of shares of Common Stock outstanding immediately after such event. If the corporation shall at any time declare or pay any dividend on Common Stock in cash, securities or other property other than Common Stock, the Call Price shall be reduced by the per share value of such cash, securities or other property. The Independent Directors (as defined in the Governance Agreement) shall determine in good faith the value of any non-cash dividend for purposes of the Call or the Call Price set forth in the immediately preceding sentence.~~

            ~~(d)    Condition to the Corporation's Obligations.    Notwithstanding any other provision of this Article IV, the corporation's obligation to pay the Call Price in respect of shares of Common Stock with respect to which the Call Notification has been given (and to deposit with the Depositary (as defined below) funds pursuant to Section C.6(a) of this Article IV) shall be conditioned upon the corporation's having received from GSK or GlaxoSmithKline, or any other affiliate of GSK, the sum of (i) funds in an amount equal to the product of 50% of the Callable/Puttable Shares existing on the Call Date multiplied by the Call Price, and (ii) such additional funds, if any, sufficient to permit the corporation to redeem the shares of Common Stock with respect to which the Call Notification has been given without violating Section 160 of the Delaware General Corporation Law, any bankruptcy or insolvency law or any other law or regulation for the protection of creditors (collectively, the sum of (i) and (ii) is referred to as the "Call Amount"). The corporation shall only use the funds received from GSK, GlaxoSmithKline or their Affiliates to fund the Depositary for the purposes of effecting the Call pursuant to this Section C.4.~~

            ~~(e)    Enforcement of GSK Obligations.    The corporation shall be mandatorily obligated to take (and shall have no corporate power or capacity not to take) such action as may be necessary to enforce the obligations of GSK and GlaxoSmithKline and their affiliates to pay the Call Amount upon receipt of notice from GSK that it intends to exercise the Call, including, without limitation, all actions required to cause GSK and GlaxoSmithKline and their Affiliates to perform their respective obligations under Section 3.1 of the Governance Agreement.~~

          ~~5.    Put by Holders.    Unless the Call has been previously exercised, during the Put Period (as defined below in Section C.11(h) of this Article IV), each holder shares of Common Stock that constitute Callable/Puttable Shares shall have the option (the "Put") to require the corporation to redeem up to fifty percent (50%) of the shares of Common Stock that constitute Callable/Puttable Shares held by such holder.~~

            ~~(a)    Put Price.    In connection with the exercise of the Put by any holder of Common Stock that constitutes Callable/Puttable Shares, the corporation shall redeem each share of Common Stock subject to the Put Notice at a put price per share equal to $19.375 (the "Put Price"), subject to adjustment pursuant to Section C.5(c) of this Article IV. Each holder of shares of Common Stock that constitute Callable/Puttable Shares shall have the right to require the corporation to redeem up to fifty percent (50%) of such holder's shares of Common Stock that constitute Callable/Puttable Shares by delivery of the Put Notice (as defined below) during the Put Period to the corporation or the Depositary (as defined below) electing to have up to fifty percent (50%) of the shares of Common Stock that constitute Callable/Puttable Shares held by such holder redeemed by the corporation, accompanied by a certificate or certificates representing such shares.~~

            ~~(b)    Put Notice.    At least ten and not more than thirty days prior to the beginning of the Put Period or, in the event of an acceleration of the Put in accordance with the terms of Section C.7 of this Article IV, as soon as practicable following the date of the occurrence of the Insolvency Event (as defined below in Section C.7 of this Article IV) giving rise to such acceleration (but in no event later than the tenth day following such date), the corporation shall mail the Put Notification (as defined below in Section C.11(g) of this Article IV) to each holder of shares of Common Stock that constitute Callable/Puttable Shares at such holder's address as it appears on the transfer books of the corporation at the address for such holder set forth in the records of the corporation, with a form of Put Notice to be used by such holder in exercising the Put. The Put Notification shall comply in all respects with applicable provisions of the Securities Exchange Act as in effect at the time the Put Notification is given. A notice similar to the Put Notification shall be given by the corporation by publication in the Wall Street Journal at least ten and no more than thirty days prior to the beginning of the Put Period or, in the event of an acceleration of the Put, in accordance with the terms of Section C.7 of this Article IV, as soon as practicable following the date of the occurrence of the Insolvency Event giving rise to such acceleration (but in no event later than the tenth day following such date). If the corporation shall fail to give the Put Notification to the holders of Common Stock at least ten days prior to the beginning of the Put Period or, in the event of an acceleration of the Put in accordance with the terms of Section C.7 of this Article IV, as soon as practicable following the date of the occurrence of the Insolvency Event giving rise to such acceleration (but in no event later than the tenth day following such date), as provided herein, the rights of the holders of Common Stock shall not be prejudiced thereby and the Put shall nevertheless become exercisable at the beginning of the Put Period as herein provided but the expiration of the Put Period shall be extended to that date which is thirty-five Business Days (as defined below in Section C.11(b) of this Article IV), or, in the event of such acceleration, sixty-five Business Days, from the date the Put Notification is given to holders of Common Stock. To facilitate the giving of the Put Notification to the holders of Common Stock, the Board of Directors may fix a record date for determination of holders of Common Stock entitled to be given the Put Notification, which record date may not be more than five days prior to the date the Put Notification is given pursuant to this paragraph (b).~~

            ~~(c)    Adjustments.    If the corporation shall effect a subdivision or combination of the Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Put Price shall be adjusted by multiplying the Put Price in effect immediately prior to such event by the ratio of the number of shares of Common Stock outstanding immediately prior to such event to the number of shares of Common Stock outstanding immediately after such event. If the corporation shall at any time declare or pay any dividend on Common Stock in cash, securities or other property other than Common Stock, the Put Price shall be reduced by the per share value of such dividend. The Independent Directors shall determine in good faith the value of any non-cash dividend for purposes of the Put or the Put Price set forth in the immediately preceding sentence.~~

            ~~(d)    Condition to the Corporation's Obligations.    Notwithstanding any other provision of this Article IV, the corporation's obligation to pay the Put Price in respect of shares of Common Stock with respect to which the Put has been properly exercised (and to deposit with the Depositary funds pursuant to Section C.6(a) of this Article IV) shall be conditioned upon the corporation's having received from GSK, GlaxoSmithKline, or any of their Affiliates, the sum of (i) funds in an amount equal to the product of the number of shares of Common Stock that constitute Callable/Puttable Shares with respect to which the Put has been properly exercised multiplied by the Put Price, and (ii) such additional funds, if any, sufficient to permit the corporation to redeem the shares of Common Stock with respect to which the Put has been properly exercised without violating Section 160 of the Delaware General Corporation Law, any bankruptcy or insolvency law or any other law or regulation for the protection of creditors (collectively, the sum of (i) and (ii) is referred to as the "Put Amount"). In addition, the corporation shall be relieved of any obligation to pay the Put Amount in the event that GSK shall offer to purchase 50% of the outstanding shares of Common Stock that constitute Callable/Puttable Shares from each holder of such shares at a price per share equal to the Put Price. The corporation shall only use the funds received from GSK, GlaxoSmithKline or their Affiliates to fund the Depositary for the purposes of effecting the Put pursuant to this Section C.5. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, in no event shall the amount required to be paid by GSK or GlaxoSmithKline to the corporation and/or to holders of Common Stock in connection with the Put exceed $525,000,000.~~

            ~~(e)    Enforcement of GSK Obligations.    The corporation shall be mandatorily obligated to take (and shall have no corporate power or capacity not to take) such action as may be necessary to enforce the obligations of GSK, GlaxoSmithKline and their affiliates to pay the Put Amount (and any other amounts payable pursuant to Section 3.4 of the Governance Agreement), including, without limitation, all actions required to cause GSK, GlaxoSmithKline and their Affiliates to perform their respective obligations under Section 3.4 of the Governance Agreement.~~

          ~~6.    Procedures.~~

            ~~(a)    Payment.~~

                ~~(i)  In the event the Call is exercised by GSK, the corporation shall deposit or cause to be deposited the aggregate Call Price (in each case, together with accrued and unpaid dividends to such date) with the Depositary, in trust for payment and issuance to the holders of the Common Stock, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the payment of the Call Price. The corporation shall deposit the aggregate Call Price and any declared and unpaid dividends: (x) on or prior to the second Business Day prior to the Call Date, if GSK has short-term credit ratings of not less than A-1 from Standard & Poor's Rating Services ("S&P") and not less~~

      ~~than P-1 from Moody's Investors Service, Inc. ("Moody's") at the time GSK gives notice of its intention to exercise the Call pursuant to Section C.4 of this Article IV, or (y) on or prior to the date any Call Notification is first sent or given, if GSK's short credit ratings are less than A-1 from S&P or less than P-1 from Moody's at the time that GSK gives its notice of its intention to exercise the Call pursuant to Section C.4 of this Article IV (the date in (x) or (y), as applicable, being the "Call Price Deposit Date"), provided that the corporation shall have received the aggregate Call Price from GSK or GlaxoSmithKline at least one Business Day prior to the Call Price Deposit Date. Each holder of shares of Common Stock on the Call Date will be paid the Call Price for their shares of Common Stock subject to the Call within three Business Days following the surrender of the certificate or certificates representing such shares to the Depositary together with a properly executed letter of transmittal covering such shares; provided, however, the consideration payable to a holder an option, warrant, right or other security described in Section 3.3 of the Governance Agreement shall be paid upon the date of conversion, exercise or exchange of such option, warrant, right or security. The corporation's written instructions to the Depositary may provide that any of such deposit remaining unclaimed, at the expiration of two years after the date fixed for the Call, by the holder of any shares of Common Stock subject to the Call be, subject to applicable law, returned to the corporation and revert to the general funds of the corporation, after which return such holder shall have no claim against the Depositary but shall have a claim as an unsecured creditor against the corporation for the Call Price together with accrued and unpaid dividends to the Call Date, without interest; provided, however, such two year period shall be extended with respect to any holder of options, warrants, rights or securities described in Section 3.3 of the Governance Agreement until such time as the time period to convert, exercise or exchange such options, warrants, rights or securities has lapsed. The Call Notification having been duly given, or the Depositary having been irrevocably authorized by the corporation to give said notice, and the Call Amount (together with accrued and unpaid dividends to the Call Date) having been deposited, all as aforesaid, then all shares of Common Stock with respect to which such deposit shall have been made pursuant to exercise of the Call shall forthwith, whether or not the Call Date shall have occurred or the certificates for such shares of Common Stock shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the Call Date, the Call Price (together with accrued and unpaid dividends to the Call Date) to which they are entitled, without interest. The Company will issue to GSK (or to its designated Affiliate), on the Call Date as specified in the Call Notification, an equal number of duly authorized and validly issued shares of Class A Common Stock and Common Stock, such that the aggregate number of shares issued is equal to the number of shares of Common Stock acquired thereby by the Company upon cancellation of the Common Stock subject to the Call (provided that if the aggregate number of shares to be issued is an odd number, then one more share of Class A Common Stock shall be issued than of Common Stock).~~

               (ii)  ~~Promptly following the end of the Put Period, the corporation shall deposit or cause to be deposited with the Depositary the funds and shares in amounts sufficient to pay the Put Price for all shares of Common Stock with respect to which the Put has been properly exercised and for which certificates representing such shares, together with a properly executed Put Notice, have been surrendered to the Depositary. Each holder of shares of Common Stock who has properly exercised the Put, and who has surrendered the shares of Common Stock with respect to which the Put has been exercised, together with a properly executed Put Notice, shall be paid and issued the Put Price for each such share properly put promptly following the end of the Put Period. A new certificate representing the shares of Common Stock not subject to the Put shall be issued to the holder of such shares. The corporation will issue to GSK (or to its designated Affiliate), on the date of cancellation of the Common Stock redeemed by the Company pursuant to the Put (which date shall be no later than five Business Days following the end of the Put Period), an equal number of duly authorized and validly issued shares of Class A Common Stock and Common Stock, such that the aggregate number of shares issued is equal to the number of shares of Common Stock acquired thereby by the Company (provided that if the aggregate number of shares to be issued is an odd number, then one more share of Class A Common Stock shall be issued than of Common Stock).~~

              ~~(iii)  Any Depository selected by the corporation shall have short-term credit ratings of not less than A-1 from S&P and not less than P-1 from Moody's, and shall have long-term credit ratings of not less than AA from S&P and not less than Aa2 from Moody's. The Depositary shall invest any and all funds received by it in accordance with this Section C.6 in short-term United States government securities and shall distribute any income from such investments to either GSK or GlaxoSmithKline upon its demand.~~

              ~~(iv)  The shares of Common Stock to be redeemed from each stockholder pursuant to the Put or the Call, as the case may be, shall be redeemed pro-rata with respect to the number of shares represented by each certificate held by such stockholder.~~

               ~~(v)  The corporation shall only use the funds received by GSK, GlaxoSmithKline or their Affiliates to fund the Depositary for the purposes of effecting the Call or the Put, as the case may be.~~

            ~~(b)    Redeemed Shares.    All shares of Common Stock redeemed by the corporation pursuant to the Call or the Put, as the case may be, shall be retired and cancelled promptly after the redemption thereof and may not be reissued.~~

          ~~7.    Default.    Unless the Call has been previously exercised, if, prior to the last day of the Put Period, (i) the corporation shall file a voluntary petition in bankruptcy, or seek reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect, or (ii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the corporation and the same is not dismissed within thirty days, or the corporation shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, or (iii) the corporation shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors, then, and upon the occurrence of such event (an "Insolvency Event"), without notice of any kind whatsoever, the Put shall thereupon become immediately exercisable by the holders of shares of Common Stock that constitute Callable/Puttable Shares until the end of the Put Period.~~

        ~~8.    Optional Conversion Following the Call/Put Termination Date.    Each share of Class A Common Stock outstanding immediately following (i) the Call Date or (ii) the close of business on the last day of the Put Period (in either case, the "Call/Put Termination Date"), shall, upon the written request of the holder of shares of Class A Common Stock, be converted into one share of Common Stock in accordance with the terms and conditions set forth below. All shares of Class A Common Stock converted by the corporation pursuant to this Section C.8 shall be retired and cancelled. Subject to the issuance of shares of Class A Common Stock pursuant to Section C.6(a)(i) or (ii), no shares of Class A Common Stock shall be issued after the Call/Put Termination Date.~~

          ~~(a)    Mechanics of Conversion.    Before any holder of Class A Common Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.~~

          ~~(b)    Reservation of Shares.    The corporation shall provide, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the conversion of all issued and outstanding shares of Class A Common Stock following the Call/Put Termination Date. The corporation covenants that all shares of Common Stock which may be issued upon conversion of Class A Common Stock will upon issue be fully paid and non-assessable by the corporation and free from all taxes, liens and charges with respect to the issue thereof. The corporation further covenants that, if on the Call/Put Termination Date the Common Stock shall be listed on the New York Stock Exchange or on any other national securities exchange or the NASDAQ National Market System, the corporation will, if permitted by the rules of such exchange, seek to list on each such exchange or the NASDAQ National Market System, as the case may be, all shares of Common Stock, including those issuable upon conversion of the Class A Common Stock.~~

        ~~9.    Legend.    Each certificate representing shares of Common Stock that constitute Callable/Puttable Shares shall bear the following legend:~~

          ~~"One-half of the shares of Common Stock represented hereby are subject to (i) redemption at the option of the corporation during the period, at the price and on the terms and conditions specified in the corporation's Restated Certificate of Incorporation and (ii) an option on the part of the holder, under certain circumstances, to require the corporation to redeem such shares of Common Stock, at the price and on the terms and conditions specified in the corporation's Restated Certificate of Incorporation. After redemption, the redeemed shares represented by this certificate shall cease to be outstanding for all purposes and the holder hereof shall be entitled to receive only the redemption price for such shares, without interest."~~

        ~~10.    Voting Rights for the Election of Directors/Board Size.~~

          ~~(a)   Until such time as (i) GSK's Percentage Interest (as defined in the Governance Agreement) has fallen below 15% or (ii) directly as a result of any sale or other disposition by GSK or its Affiliates of Voting Stock (as defined in the Governance Agreement), GSK's Percentage Interest has fallen below 19.0%, the holders of a majority of the Class A Common Stock outstanding, voting as a separate class, shall be entitled to elect one (1) director.~~

          ~~(b)   After and for so long as GSK's Percentage Interest is 35.1% or greater and less than 50.1% during the Interim Period (as defined in the Governance Agreement), the holders of a majority of the Class A Common Stock outstanding, voting as a separate class, shall be entitled to elect (i) one (1) director and (ii) that number of Independent Directors (as defined in the Governance Agreement) equal to GSK's Percentage Interest multiplied by the total number of Independent Directors (with such number being rounded to the nearest whole number).~~

          ~~(c)   After and for so long as GSK's Percentage Interest is 50.1% or greater, the holders of a majority of the Class A Common Stock outstanding, voting as a separate class, shall be entitled to elect (i) that number of directors equal to one-third of the then total number of directors comprising the Board and (ii) that number of Independent Directors equal to one-half of the total number of Independent Directors.~~

          ~~(d)   After and for so long as GSK's Percentage Interest is 50.1% or greater, the authorized number of directors on the Board shall be no less than nine, or any greater number that is divisible by three.~~

          ~~(e)   In the case of any directors elected pursuant to paragraphs (a), (b), and (c) of this Section C.10, each director shall be nominated in accordance with the procedures set forth in the Governance Agreement and shall have the qualifications required by the Governance Agreement.~~

        ~~11.    Certain Definitions.    For purposes of this Article IV, Section C, the following terms shall have the following meaning:~~

          ~~(a)   "Affiliate" shall have the meaning ascribed to it in the Governance Agreement.~~

          ~~(b)   "Business Day" means any day which is not a Saturday, Sunday or a federal holiday.~~

          ~~(c)   "Callable/Puttable Shares" means (i) all outstanding shares of Common Stock that are not subject to repurchase by the Company pursuant to any employee, officer, director or consultant compensation plan as of the Call Date or the final day of the Put Period, as the case may be, (ii) all shares of Common Stock subject to issuance upon the exercise of options to acquire Common Stock granted pursuant to any employee, officer, director or consultant compensation plan that are or will be fully vested as of the Call Date or the final day of the Put Period, as the case may be, (iii) all shares of Common Stock subject to issuance upon the exercise, exchange or conversion of warrants, exchangeable or convertible securities (other than any such options described in clause (ii)) that are by their terms exercisable, exchangeable or convertible as of the Call Date or the final day of the Put Period, as the case may be.~~

          ~~(d)   "Change in Control" means a liquidation, dissolution or winding up of this corporation and shall be deemed to be occasioned by, or to include (i) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (ii) a sale of all or substantially all of the assets of this corporation.~~

          ~~(e)   "Depositary" means the bank or trust company having combined capital, surplus and undivided profits of at least $500,000,000 which is appointed by the corporation to serve as agent for the purpose of receiving certificates representing shares of the Common Stock upon exercise of the Put or Call, as the case may be, and distributing the Call Price or the Put Price therefor, as the case may be.~~

          ~~(f)    "Put Notice" means a written notice electing to have shares of Common Stock redeemed by the corporation pursuant to the exercise of the Put.~~

          ~~(g)   "Put Notification" means a written notice from the corporation to the holders of the shares of Common Stock that constitute Callable/Puttable Shares of (i) the rights of such holder to cause the corporation to redeem shares of Common Stock during the Put Period, (ii) the date of the commencement and termination of the Put Period, (iii) the Put Price, (iv) the identity and address of the Depositary and (v) instructions as to how to exercise the Put. The Put Notification shall, in all respects, comply with the requirements of the Securities Exchange Act.~~

          ~~(h)   "Put Period" means, subject to Section C.5(b) of this Article IV, the period commencing on August 1, 2007 and ending on the close of business on the thirtieth Business Day thereafter or such later date as may be provided in Section C.5(b) of this Article IV or as may be required under the Securities Exchange Act or the Hart-Scott Rodino Antitrust Improvements Act of 1976; provided, that in the event of acceleration of the Put Period pursuant to Section C.7 of this Article IV, the Put Period shall be the period commencing as soon as practicable following the date of the occurrence of the Insolvency Event giving rise to such acceleration (but in no event later than ten days following such date) and ending on the close of business on the sixtieth Business Day thereafter or such later date as may be provided in Section C.5(b) of this Article IV or as may be required under the Securities Exchange Act.~~

          ~~(i)    "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.~~

          ~~(j)    "Qualified Change in Control Transaction" shall mean a Change in Control of the Company approved by a majority of the Independent Directors and consummated prior to July 1, 2007 that results in payment or issuance of securities prior to such date of cash or securities with a fair market value prior to such date (as determined in good faith by a majority of the Board) equal to or greater than $19.375 per share of Common Stock (appropriately adjusted to take into account stock dividends, stock splits, recapitalizations and the like).~~

        ~~12.    Put and Call Not Change in Control; Qualified Change in Control Transaction.~~

          ~~(a)   Notwithstanding any other provision of this Article IV of this Restated Certificate of Incorporation, the transactions to be consummated pursuant to exercise of the Put or the Call shall not be deemed to be a "Change in Control" for purposes of this Article IV.~~

          ~~(b)   The call provisions and put provisions contained in Sections C.4 through C.8 of this Article IV shall expire and be of no further force or effect immediately prior to the consummation of a Qualified Change in Control Transaction.~~

ARTICLE V

        The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B.    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VI

        Subject to Section 3(c) of Article IV(B), the number of directors of the Corporation shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Each director shall serve until such director's successor shall have been duly elected and qualified, or until such director's prior death, resignation, retirement, disqualification or other removal.

        Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, ~~but only for~~ with or without cause ~~and only~~, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

        To the fullest extent permitted by the laws of the State of Delaware as it exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VIII

        The Board of Directors is expressly empowered to adopt, amend or repeal any or all of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE IX

        In addition to any vote of the holders of any class or series of the stock of this Corporation required by law which might otherwise permit a lesser vote or no vote, or this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of Articles I, II, III and IV of this Restated Certificate of Incorporation~~, provided, however, that the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, shall be required to amend or repeal the provisions of Article IV~~. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article IV or (ii) amend or repeal, or adopt any provision inconsistent with Parts A and B of Article IV, and Articles V, VI, VII, VIII, and this Article IX of this Restated Certificate of Incorporation.

ARTICLE X

        A.    In recognition and anticipation ~~(i) that as a result of the exercise of the Put and/or the Call, GSK or companies which, following completion of the Transaction, are controlled by, control or are under common control with GSK (excluding the corporation and any company that is controlled by the corporation) (the "GSK Group") may own a majority of the outstanding capital stock of this corporation, (ii)~~ (1) that directors, officers, employees or designees of SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK") may serve as directors of this corporation, (2)~~(iii)~~ that ~~the GSK Group~~ GSK or companies which, following completion of the Transaction, are controlled by, control or are under common control with GSK (excluding the corporation and any company that is controlled by the corporation) (the "GSK Group") engages and is expected to continue to engage in the same, similar or related activities and lines of business as those in which the corporation and its affiliates may engage and/or engage in other business activities that overlap with or compete with those in which the corporation and its affiliates may engage, subject only to any agreements to which the GSK Group and this corporation and its affiliates may be parties, (3)~~(iv)~~ that the corporation and its affiliates will engage in material business transactions with the GSK Group, including (without limitation) being a significant supplier of the GSK Group and engaging in joint ventures and joint development activities, and that this corporation is expected to benefit therefrom, ~~and~~ (4)~~(v)~~ that the corporation and its affiliates, on the one hand, and the GSK Group, on the other hand, may seek to take advantage of the same or related business and corporate opportunities or may seek to take advantage of corporate and business opportunities that are suitable for or of interest to the other or might be suitable for or of interest to the other if the other were aware of such opportunities, and (5)~~(vi)~~ that, as a consequence of the foregoing, it is in the best interests of this corporation that the respective rights and duties of the corporation and of GSK, and the duties of any directors or officers of this corporation who are serving as designees of GSK, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for or of interest to, both of the corporation and its affiliates, on the one hand, and the GSK Group, on the other hand, the provisions of this Article ~~XII~~X shall regulate and define the conduct of certain of the business and affairs of the corporation and its affiliates in relation to GSK and any directors or officers of the corporation who are serving as designees of GSK. As used in this Article ~~XII~~X, the corporation's affiliates do not include members of the GSK Group.

        B.    1. The corporation and its affiliates, on the one hand, and the GSK Group, on the other hand, may each take advantage of any or all business and corporate opportunities that may be available to them without offering the other any such business or corporate opportunity, informing the other of the existence of any such business or corporate opportunity, or giving the other the opportunity to participate in any such business or corporate opportunity, and the GSK Group shall have no duty arising from engaging in the same or similar activities or lines of business as the corporation and its affiliates, and neither the GSK Group nor any of its or their respective directors or officers shall be liable to this corporation or its stockholders for any breach of any duty to this corporation by reason of such activities by the GSK Group, except as expressly contemplated by section 2 of this Article ~~XII~~X, Section B. Without limiting the foregoing, the corporation and its affiliates, on the one hand, and the GSK Group, on the other hand, may separately compete for the same acquisition opportunities, in the development or acquisition of the same or similar technology or intellectual property rights, and for the same customers and the same suppliers. The corporation, on its own behalf and on behalf of its affiliates, to the fullest extent permitted by law, renounces any interest in or expectancy in, any or all corporate and business opportunities that are presented to the GSK Group or to any of their officers, directors and employees, even if such officers, directors or employees are also directors of the corporation, except as expressly contemplated by section 2 of this Article ~~XII~~X, Section B and waives any claim that any such opportunity constituted a corporate opportunity of the corporation that should have been presented to the corporation or any of its affiliates; provided, that such renunciation shall not prevent the corporation or its affiliates from separately seeking to take advantage of any or all of such corporate and business opportunities that come to the corporation or its affiliates, or its officers, directors or employees, in their own right, or that the corporation or its affiliates, or its officers, directors or employees become aware of in their own right. Without limiting the foregoing, except as expressly set forth in subsection 2 of this Article ~~XII~~X, Section B, no director, officer or employee of the GSK Group who is also a director or officer of the corporation shall have any duty to inform the corporation (or any of its other directors or its officers) of the availability or potential availability of any corporate or business opportunity known to such person in his or her capacity as an officer, director or employee of GSK or any member of the GSK Group or to inform the corporation (or its other directors or officers) of the plans of the GSK Group with respect thereto.

          2.     In the event that a director of the corporation who has been designated by GSK to serve on the board of directors acquires knowledge of a potential transaction or technology or other matter which may be a corporate or business opportunity for both the corporation and the GSK Group, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled the fiduciary duty of such director to the corporation and its stockholders with respect to such corporate and business opportunity, and the corporation to the fullest extent permitted by law renounces its interest in and waives any claim that such corporate or business opportunity constituted a corporate opportunity of the corporation that should have been presented to the corporation or any of its affiliates, if such director acts in a manner consistent with the following policy:

            (a)   A corporate or business opportunity offered to any person who is a director of this corporation, and who is not a director, officer or employee of the GSK Group, shall belong to the corporation; and

            (b)   A corporate or business opportunity offered to any person who is a director of the corporation and who is a director, officer or employee of GSK or a member of the GSK Group, shall belong to the corporation only if such opportunity is expressly offered to such person primarily in his or her capacity as a director of the corporation, and otherwise shall belong to GSK.

          3.     Nothing in this Article ~~XII~~X, Section B shall invalidate, limit or restrict the enforceability of any agreement properly entered into by the corporation and GSK, including any non-competition agreement or agreement to provide information or share business or corporate opportunities or participate in business or corporate opportunities, or agreement intended to further effectuate the general purposes of this Article ~~XII~~X, Section B.

        C.    The provisions of this Article ~~XII~~X shall have no further force or effect at such time as GSK shall first cease to be the owner, in the aggregate, of twenty percent (20%) or more of the Common Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (~~a~~1) any agreement that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, (~~b~~2) any transaction entered into before such time, or (~~c~~3) any business opportunity that first arose before that time.

        D.    Notwithstanding anything to the contrary elsewhere contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 85% of the voting power of all shares of the Corporation's voting stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article ~~XII~~X.

*    *    *

        THIRD:    The foregoing amendment and restatement of the Restated Certificate of Incorporation of this corporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

        FOURTH:    That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this    day of                        , 2016.

Eric d'Esparbes Chief Financial Officer

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INNOVIVA, INC. 951 GATEWAY BLVD SOUTH SAN FRANCISCO, CA 94080 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Michael W. Aguiar 02 Catherine J. Friedman 03 Paul Pepe 04 James L. Tyree 05 William H. Waltrip The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For 0 0 0 0 Against 0 0 0 0 Abstain 0 0 0 0 2 Approve the nonbinding advisory resolution regarding executive compensation. 3 Ratify the selection by the Audit Committee of the Board of Directors for Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. Approve an amendment to the Company's Restated Certificate of Incorporation allowing stockholders to remove directors with or without cause. Approve an amendment to the Company's Restated Certificate of Incorporation to, among other things, remove provisions that are out-of-date, obsolete or inoperative. 4 5 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000270623_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com . INNOVIVA, INC Annual Meeting of Stockholders April 27, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Michael W. Aguiar and Eric d'Esparbes and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Innoviva, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 27, 2016 or at any adjournment or postponement thereof with all powers which the undersigned would possess if present at the Meeting. Continued and to be signed on reverse side 0000270623_2 R1.0.1.25